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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☒	Definitive Proxy Statement
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Protective Life Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Protective Life Corporation Post Office Box 2606 Birmingham, Alabama 35202 205-268-1000
March 31, 2008

Dear Share Owners:

        It is my pleasure to invite you to Protective's annual meeting of share owners. We will hold the meeting at our home office on Monday, May 5, 2008 at 10:00 a.m., Central Time. Our home office is located at the Protective Center, 2801 Highway 280 South, Birmingham, Alabama 35223. At this meeting, we will consider the matters described in the proxy statement and review the major developments since our last share owners' meeting.

        This booklet includes the notice of annual meeting and our proxy statement. The proxy statement describes the business that we will conduct at the meeting and provides information about Protective. Our 2007 Annual Report to Share Owners is also enclosed.

        Your vote is important to us, no matter how many shares you own. You may vote on the Internet, by telephone or by using a traditional proxy card. If you attend the meeting and prefer to vote in person, you may do so even if you have previously voted your proxy.

        We look forward to your participation.

Sincerely yours,

JOHN D. JOHNS Chairman of the Board, President and Chief Executive Officer

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS:

The 2008 Notice and Proxy Statement and 2007 Annual Report are available at www.ProxyVote.com.

         Dear Share Owners:

        The 2008 Annual Meeting of Share Owners will be held as follows:

Date:	Monday, May 5, 2008
Time:	10:00 a.m. Central Time
Place:	Protective Life Corporation Protective Center 2801 Highway 280 South Birmingham, Alabama 35223

        At the annual meeting, we will ask you to:

  •
  elect 11 directors,

  •
  ratify the appointment of PricewaterhouseCoopers LLP as our independent accountants,

  •
  approve our Long-Term Incentive Plan, and

  •
  transact any other business that may be properly presented at the meeting.

        You may vote at the annual meeting if you were a share owner of record at the close of business on March 7, 2008.

        The annual meeting may be postponed by an announcement at the meeting, and reconvened at a later time. Any business for which this notice is given may be transacted at the subsequent meeting.

By order of the Board of Directors,

DEBORAH J. LONG Secretary

March 31, 2008

PROXY STATEMENT

        Our Board of Directors is soliciting proxies to be used at our annual meeting of share owners. We will hold the annual meeting on Monday, May 5, 2008, beginning at 10:00 a.m., Central Time, at our home office at 2801 Highway 280 South, Birmingham, Alabama 35223. This proxy statement and the enclosed form of proxy are being mailed to our share owners beginning on or about March 31, 2008.

        "We," "our," "us" and "Protective" each refers to Protective Life Corporation. "You" and "your" each refers to our share owners.

ABOUT THE ANNUAL MEETING

What is a proxy?

        A proxy is a person whom you designate to vote your stock. If you designate someone as your proxy in a written document, that document is called a proxy or a proxy card.

What is a proxy statement?

        A proxy statement is a document that the Securities and Exchange Commission ("SEC") requires us to give to you when we ask you to sign a proxy card to vote your stock at the annual meeting.

What is the purpose of the annual meeting?

        At our annual meeting, share owners will act on the proposals outlined in the meeting notice. Also, our management will report on our 2007 performance and will respond to appropriate questions from share owners.

What is the record date and what does it mean?

        The record date for the annual meeting is March 7, 2008. Our Board of Directors establishes the record date. Holders of common stock at the close of business on the record date are entitled to receive notice of, and to vote at, the meeting.

How many shares are entitled to vote at the annual meeting?

        On March 7, 2008, 70,227,995 shares of common stock were outstanding and entitled to vote at the meeting. Each share of common stock is entitled to one vote on each proposal.

What happens if the meeting is postponed or adjourned?

        The meeting may be postponed or adjourned by an announcement at the meeting. If this happens, the proxies may vote your shares at the subsequent meeting as well, unless you have revoked your voting instructions.

What constitutes a quorum at the meeting?

        The holders of a majority of the outstanding shares of common stock, present in person or represented by proxy at the meeting, will constitute a quorum for transacting business. Abstentions count as "shares present" for determining if there is a quorum.

What is the difference between a share owner "of record" and a "street name" holder?

        If your shares are registered directly in your name with The Bank of New York, our stock transfer agent, you are considered the share owner "of record" of those shares.

        If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of those shares, and your shares are held in "street name."

How do I vote my shares?

        If you are a share owner of record, you can give a proxy to be voted at the meeting either:

  •
  by telephone by calling a toll-free number,
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  on the Internet, or
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  by mailing the enclosed proxy card.

        We set up the telephone and Internet voting procedures for your convenience. We designed these procedures to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. If you are a share owner of record and you would like to vote by telephone or the Internet, please refer to the instructions on the enclosed proxy card. If you wish to vote using a paper format and you return your signed proxy to us before the annual meeting, your shares will be voted as you direct.

        If you hold your shares in street name, your broker or nominee will vote your shares as you direct. You must give your voting instructions in the manner prescribed by your broker or nominee. Your broker or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

What does it mean if I get more than one proxy card?

        If you get more than one proxy card, it means that your shares are registered differently and are in more than one account. Please sign and return all proxy cards to be sure that all of your shares are voted.

Can I vote my shares in person at the meeting?

        Yes. If you are a share owner of record, you may vote your shares at the meeting by completing a ballot at the meeting. However, if you are a street name holder, you may vote your shares in person only if you obtain a signed proxy from your broker or nominee giving you the right to vote the shares.

        Even if you currently plan to attend the meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the meeting.

What are my choices when voting?

  •
  Election of directors – You may vote for all nominees, or you may withhold your vote with respect to one or more nominees. See page 4 for this proposal.

  •
  Ratification of appointment of PricewaterhouseCoopers LLP as our independent accountants – You may vote for or against, or abstain from voting on, the proposal. See page 6 for this proposal.

  •
  Approval of Long-Term Incentive Plan – You may vote for or against, or abstain from voting on, the proposal. See page 6 for this proposal.

What are the Board's recommendations?

        The Board of Directors recommends a vote:

  •
  FOR electing all nominees for director (Proposal 1),
  •
  FOR ratifying the appointment of PricewaterhouseCoopers LLP as our independent accountants (Proposal 2), and
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  FOR approving the Long-Term Incentive Plan (Proposal 3).

What if I do not specify how I want my shares voted?

        If you sign and return your proxy card but do not specify on your proxy card (or when giving your proxy by telephone or over the Internet) how you want to vote your shares, they will be voted:

  •
  FOR electing all nominees for director (Proposal 1),
  •
  FOR ratifying the appointment of PricewaterhouseCoopers LLP as our independent accountants (Proposal 2), and
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  FOR approving our Long-Term Incentive Plan (Proposal 3).

Can I change my vote?

        Yes. You can revoke your proxy at any time before it is exercised by:

  •
  submitting written notice of revocation to Protective's Secretary;
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  submitting another proxy by telephone, on the Internet or by mail that is later dated and, if by mail, that is properly signed; or
  •
  voting in person at the meeting.

What are the voting requirements for a proposal to be approved?

        The affirmative vote of a majority of the shares present at the meeting, in person or by proxy, and entitled to vote on the proposal at the meeting, is required to elect each nominee for director and to approve each proposal. Abstentions have the effect of a vote "against" any proposal as to which they are specified.

What are "broker non-votes," and how are they counted?

        If you hold your shares in street name, your broker or nominee can generally vote only in accordance with your instructions. However, if your broker or nominee has not received your voting instructions within 10 days before the meeting, it can vote on any proposal that is considered "routine" by the New York Stock Exchange ("NYSE"). If the broker or nominee cannot vote on a proposal because it is not routine, there is a "broker non-vote" on that proposal. Broker non-votes are counted for quorum purposes, but do not count as votes for or against the proposal.

        We expect that the NYSE will consider Proposal 1 (election of directors) and Proposal 2 (ratification of appointment of PricewaterhouseCoopers LLP as our independent accountants) to be routine proposals. We expect that the NYSE will consider Proposal 3 (approval of the Long-Term Incentive Plan) to be a non-routine proposal.

Are there any other matters to be acted upon at the annual meeting?

        We do not know of any other matters to be presented or acted upon at the meeting. Under our Bylaws, an item of business can be brought to a vote at the meeting only if it is specified in the meeting notice, or brought before the meeting by the Board of Directors or by a share owner who has met the notice requirements in the Bylaws. We have not received any such notice from a share owner.

        If any other matter is presented at the meeting on which a vote may properly be taken, the shares represented by proxies will be voted in accordance with the judgment of the proxies.

Who pays for the proxy solicitation?

        We pay the costs of soliciting proxies. We retain Broadridge Financial Solutions, Inc. to send proxy materials to share owners. Some of our employees may also help solicit proxies from time to time. They do not receive any extra or special pay for doing this.

PROPOSALS REQUIRING YOUR VOTE

Proposal 1:   Election of Directors

Director Nominees

        The Board of Directors has nominated all of our current directors, except for H. Corbin Day, for re-election at the 2008 annual meeting. Mr. Day is retiring from the Board in accordance with the mandatory retirement age for directors established in our Bylaws, and is not standing for re-election.

        Our entire Board of Directors, which on May 5, 2008 will consist of 11 directors, will be elected at the annual meeting. Each director will serve until the next annual meeting or until he or she is succeeded by another qualified director who has been elected.

        Each director nominee is now a member of the Board of Directors. Our share owners previously elected each nominee.

        The Board has reviewed the external commitments of each of our directors, including their service as directors on other public company boards.

In each instance, the Board feels that participation on these public company boards provides the directors with experience and insight that benefits us. The Board concluded that the external commitments of our directors are not excessive and do not negatively impact any director's ability to satisfy the obligations of service on this Board.

        Your shares will be voted as specified on your proxy. If you do not specify how you want your shares voted when you provide your proxy, they will be voted FOR the election of all nominees listed below. If unforeseen circumstances (such as death or disability) make it necessary for the Board to substitute another person for any nominee, then your shares will be voted for that other person. The Board may also choose to reduce the number of directors to be elected, as permitted by our Bylaws.

        The director nominees provided the following information about themselves as of the date of this proxy statement:

Name	Age	Principal Occupation and Certain Directorships	Protective Director Since

James S. M. French	67	Vice Chairman, Investments of Dunn Investment Company (materials, construction and investment holding company); formerly its Chairman of the Board and Chief Executive Officer. Director of Energen Corporation.	1996
Thomas L. Hamby	58	President – AT&T Alabama of AT&T Inc. (telecommunications); formerly President – Alabama of BellSouth Corporation (acquired by AT&T Inc. in December 2006). Director of Regions Bank.	2004
John D. Johns	56	Chairman of the Board, President and Chief Executive Officer of Protective; formerly its Chief Operating Officer; also a director and/or officer of each principal subsidiary of Protective. Director of Alabama National BanCorporation, Alabama Power Company (The Southern Company owns all common stock), and Genuine Parts Company.	1997
Vanessa Leonard	47	Vanessa Leonard, Attorney at Law (legal services). Trustee of The University of Alabama System.	2004

Charles D. McCrary	56	President and Chief Executive Officer of Alabama Power Company (public utility), and formerly its President and Chief Operating Officer; Executive Vice President of The Southern Company (public utility), and formerly its Vice President; formerly President of Southern Company Generation and Energy Marketing (and certain predecessor companies) (affiliate of public utility). Director of Alabama Power Company and Regions Financial Corporation.	2005
John J. McMahon, Jr.	65	Chairman of Ligon Industries, LLC (manufacturer of wastewater treatment equipment, aluminum castings and hydraulic cylinders); formerly Chairman of the Executive Committee of McWane, Inc. (pipe and valve manufacturing). Director of Alabama National BanCorporation and ProAssurance Corporation.	1987
Malcolm Portera	62	Chancellor of The University of Alabama System (higher education). Director of Alabama Power Company.	2003
C. Dowd Ritter	60	Financial Chairman, President and Chief Executive Officer of Regions Financial Corporation (bank holding company) and President and Chief Executive Officer of Regions Bank (banking and financial services); formerly Chairman of the Board, President and Chief Executive Officer of AmSouth Bancorporation and of AmSouth Bank (acquired by Regions Financial Corporation in November 2006). Director of Alabama Power Company and Regions Financial Corporation.	2005
William A. Terry	50	Principal, Chief Compliance Officer and Corporate Secretary of Highland Associates, Inc. (SEC registered investment advisor); Chairman of the Board, President and Chief Compliance Officer of Highland Information Services, Inc. (registered broker-dealer); Member of Highland Strategies, LLC (developer and distributor of alternative investment funds).	2004
W. Michael Warren, Jr.	60	President and Chief Executive Officer, Children's Health System (health services); formerly Chairman of the Board, President and Chief Executive Officer of Energen Corporation (diversified energy holding company); formerly Chairman and Chief Executive Officer of Alabama Gas Corporation and of Energen Resources Corporation. Director of Energen Corporation.	2001
Vanessa Wilson	49	Formerly Managing Director and an equity research analyst with Deutsche Bank Securities, Inc. (broker-dealer).	2006

Board Recommendation

        The Board of Directors unanimously recommends that you vote FOR the election of all 11 director nominees.

Proposal 2:   Ratification of Appointment of Independent Accountants

Appointment of PricewaterhouseCoopers LLP

        The Audit Committee, which is composed of independent, non-employee directors, has appointed PricewaterhouseCoopers LLP, a firm of independent public accountants, as independent accountants for Protective and its subsidiaries for 2008. This firm or its predecessor has served as our independent accountants since 1974. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions by share owners.

Board Recommendation

        The Board of Directors unanimously recommends that you vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent accountants.

Proposal 3:   Approval of Long-Term Incentive Plan

Introduction

        We believe that providing our officers and key employees with equity (stock) based compensation and stock ownership is the best way to establish and maintain a strong link between management objectives and your long-term interests. To implement this policy, the Board of Directors previously adopted the Protective Life Corporation Long-Term Incentive Plan, most recently in 2003. You approved the 2003 version of the Long-Term Incentive Plan in that year. In March 2008, the Board amended and restated the Long-Term Incentive Plan effective as of May 5, 2008. (In this discussion, this amended and restated plan is referred to as the LTIP.)

        As described in this proposal, the Board is seeking your reapproval of the LTIP:

  •
  so we can continue to claim tax deductions for certain compensation payable under the LTIP,
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  to increase the total number of shares authorized for issuance under the LTIP by 1,000,000,
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  to limit the total number of certain types of awards that may be granted under the LTIP, and
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  to make clarifying and technical amendments to the LTIP.

        Code Section 162(m) of the Internal Revenue Code provides that we cannot take a tax deduction for annual compensation of over $1 million paid to certain executive officers. Code Section 162(m) does not apply to "performance-based compensation" as defined in Code Section 162(m). We have designed the LTIP to meet these Code Section 162(m) requirements. Code Section 162(m) also provides that you must approve the LTIP every 5 years. We are seeking your reapproval of the LTIP so we can continue to take full tax deductions for performance-based incentive payments.

        If you approve the LTIP, the shares remaining available for issuance under the plan as of May 5, 2008, will remain available for issuance under the LTIP. If you do not approve the LTIP, the plan will remain in effect until December 31, 2012, as you previously authorized.

        The principal features of the LTIP are summarized below. The description is subject to the terms of the LTIP plan document. The plan document is included as an appendix to this proxy statement.

Board Recommendation

        The Board of Directors unanimously recommends that you vote FOR approval of the Long-Term Incentive Plan.

Long-Term Incentive Plan

        Administration. The LTIP is administered by the Compensation and Management Succession Committee of our Board of Directors. The Compensation Committee will always consist of at least two directors, each of whom is an "outside director" under Code Section 162(m) and a "non-employee" director under Rule 16b-3 under the Securities Exchange Act of 1934. The Committee interprets and administers the LTIP so payments made under the plan qualify as performance-based compensation under Code Section 162(m).

        Subject to the limits in the LTIP, the Committee has the authority to determine:

  •
  which eligible employees will be participants,
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  the terms, conditions and performance objectives of awards made under the LTIP, and
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  the amount of compensation payable to a participant if the applicable performance objectives are achieved.

        Eligibility. The LTIP authorizes the Committee to make awards representing shares of our common stock to our officers and key employees, including the "named executives" in our proxy statement. The number of eligible participants in the LTIP varies from year to year. During 2007, about 70 employees (including our named executives) received awards under the LTIP. We expect that about the same number of employees will be eligible for the LTIP in 2008.

        Shares Available. The maximum number of shares of our common stock that may be issued under the LTIP after May 5, 2008, is 1,000,000 shares plus the number of shares authorized for issuance under the plan that have not been issued (4,970,945 shares as of March 7, 2008, including 2,305,743 shares reserved for issuance under outstanding LTIP awards). A participant may not be granted awards with respect to more than 400,000 shares in any calendar year. Also, no more than a total of 750,000 performance share, restricted stock or restricted stock unit awards may be granted under the LTIP after May 5, 2008.

        The shares paid under the LTIP may be unissued shares or treasury shares. If there is a stock split, stock dividend or other change affecting our common stock, the number of shares that may be issued in the future and in the number of shares and price under all outstanding grants will be adjusted appropriately. If shares under a grant are not issued, those shares will become available again and may be included in future grants. Payment of cash in lieu of shares generally will not be considered an issuance of shares, except for the exercise of a stock appreciation right that is exercisable solely for cash and was granted in tandem with a stock option.

        Awards. The Committee may grant the following awards under the LTIP:

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  performance shares,
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  stock options,
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  stock appreciation rights ("SARs"),
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  restricted stock, and
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  restricted stock units ("RSUs").

        Each type of award may be granted alone, in conjunction with, or in tandem with other awards.

        Performance Shares. Each award of performance shares will have the multi-year performance period and performance objectives established by the Committee. It makes these decisions on or before April 1 of each year (or such other date as Code Section 162(m) requires or permits). The performance objectives may be based on one or more of the following:

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  total shareholder return,
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  stock price appreciation,
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  return on equity, assets or invested capital,
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  income per share,
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  operating earnings, net income, operating income or economic value added (for Protective or for a subsidiary, division or business unit of ours),
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  assets, sales or revenues, or growth in assets, sales or revenues,
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  efficiency or expense management (such as unit cost), or
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  for any participant other than an officer subject to Code Section 162(m), such other reasonable criteria as the Committee may determine.

Achievement of any of the first seven criteria listed above may be determined solely by our performance or by our performance as compared to that of other companies. The Committee will determine whether the performance objectives of an award have been met, in whole or in part, after the end of the award's performance period. The Committee has the discretion to reduce the amount that would otherwise be payable under the terms of a performance share award.

        If the Committee determines that the performance objectives for a participant's award have been met, the participant will be entitled to receive a payment equal to the value of one share of our common stock for each performance share earned. Payment will be made partly in shares of stock and partly in cash, with the cash portion being approximately equal to the withholding taxes applicable to the payment. If the Board terminates the LTIP, participants will receive a pro rata payment for each outstanding performance share award, based on the elapsed portion of the award's performance period and achievement of the performance objective as of the end of the year before the termination date.

        Stock Options. The Committee may grant incentive stock options (as defined in the Internal Revenue Code) ("ISOs") and non-qualified stock options ("NQSOs"). The option price will not be less than the fair market value of our common stock on the grant date. The Committee will establish each option's term, which may not exceed 10 years from the grant date. Unless the Committee determines otherwise, options will become exercisable in 3 equal installments on each of the first 3 anniversaries of the grant date. The Committee may accelerate the exercisability of options.

        The holder of an option may exercise it by paying the option price in cash. If the Committee permits, the holder may also exercise an option by delivering other shares of common stock or by authorizing a third party to sell a portion of the common stock acquired upon option exercise and remitting the exercise price to us.

        Stock Appreciation Rights. The Committee may grant an SAR as a separate award or in conjunction with an option grant. The Committee will determine the time or times when an SAR becomes exercisable and may accelerate the exercisability of SARs. (Unless the Committee determines otherwise, SARs will become exercisable in 3 equal installments on each of the first 3 anniversaries of the grant date.) SARs may be exercised in installments. The Committee may grant SARs that become exercisable only in the event of a change in our control and may provide that such SARs are cashed out on the basis of the change in control price, as those terms are defined in the LTIP.

        Upon exercise of an SAR, the holder will generally receive a payment equal to the excess of the fair market value of a share of our stock at the time of exercise over the price of a share of our stock at the time the SAR was granted. Payment may be made in cash, in shares, or in a combination of cash and shares, as determined by the Committee.

        Restricted Stock. The Committee may also award restricted stock – that is, shares of our stock that may be forfeited if the vesting criteria established by the Committee are not met. The grant will set forth a period of time (or a period related to the achievement of performance goals) during which the restricted stock will remain subject to forfeiture. Unless the Committee determines otherwise, restricted stock awards will vest in 5 equal installments on each of the first 5 anniversaries of the grant date. A restricted stock award may not vest before the first anniversary of the grant date (unless there is a change in control). The grantee cannot dispose of the shares before the restriction period ends. During this period, the grantee will generally have all rights of a share owner, including the right to vote the shares and receive dividends.

        Restricted Stock Units. The Committee may grant restricted stock units. An RSU grant will set forth the terms of a restriction period in the same manner as a restricted stock grant. Shares of common stock are not actually issued when a restricted stock unit award is made. Instead, we will establish an account for the participant and will record the number of RSUs in the account. The recipient's account will be credited with amounts equal to any dividends that we pay with respect to a corresponding number of shares of common stock. These "dividend equivalents" will be credited as additional RSUs. When the restriction period ends, the participant will be entitled to receive one share of common stock for each RSU with respect to which the restrictions have lapsed ("vested unit") (or, at the Committee's discretion, cash in lieu of shares of stock).

        Employment Termination. If a participant's employment is terminated by death, disability, or by retirement on or after normal retirement age or prior to normal retirement age at our request or with our consent, the participant will receive a pro-rata payment with respect to any outstanding performance shares, based on the employment period during the applicable performance period and the performance achieved as of the end of the year before the termination date.

        If a participant's employment is terminated due to:

  •
  divestiture of a business segment or a significant portion of our assets, or
  •
  significant reduction by us in our workforce,

then the determination of whether any payment with respect to any unvested portion of an award will be at the Committee's discretion. If a participant's employment is terminated for any other reason, any unvested portion of a participant's performance share award will be forfeited unless the Committee determines otherwise.

        If a participant's employment terminates by reason of retirement, long-term disability or death, then any restrictions on RSUs or shares of restricted stock will lapse, and any option or SAR may thereafter be exercised in full (for 3 years in the event of retirement, and for 1 year in the event of disability or death (or, in each case, such other period as the Committee may determine)), subject to the stated term of the option or SAR. If we terminate a participant's employment for cause, all outstanding options, SARs, restricted stock and RSUs will be forfeited. If a participant's employment terminates for any reason other than retirement, disability, death or for cause, then any options and SARs will be exercisable, to the extent exercisable at the termination date, for 90 days, and any RSUs or shares of restricted stock then outstanding as to which the restriction period has not lapsed will be forfeited, unless the Committee determines otherwise.

        Change in Control. The LTIP provides that, except as provided below, if change in control (as defined in the LTIP) occurs:

  •
  the restrictions and deferral limits applicable to outstanding restricted stock unit and restricted stock awards will lapse and the awards will become fully vested, and
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  all SARs and options will be cancelled in exchange for an amount (payable in common stock or cash, at the Committee's discretion) equal to the excess of the value of our common stock over the base price of the SAR or the exercise price of the option.

Notwithstanding the foregoing, if the Committee determines that the grantee of an award will receive a new award (or have his or her prior award honored) in a manner that preserves its value and eliminates the risk that the award's value will be forfeited due to involuntary termination, no acceleration of exercisability or vesting, lapse of restriction or deferral limitations, or cash settlement will occur as a result of the change in control.

        If a change in control occurs, each participant is deemed to have earned performance shares with respect to all outstanding awards based upon performance as of the December 31 before the change in control (but never less than the number of performance shares at the target performance level with respect to each outstanding award). Each performance share so earned will be cancelled in exchange for either shares of our common stock or a cash payment in an amount equal to the greater of the value of the common stock immediately before the change in control or the value as determined in connection with the change in control (at the Committee's discretion).

        Amendment and Termination. The Board may terminate or suspend the LTIP at any time, but the termination or suspension will not affect any outstanding awards. Unless terminated earlier by the Board, the LTIP will continue in effect until December 31, 2017, but awards granted before that date will continue in effect until they expire in accordance with their terms. The Board may also amend the LTIP, provided that share owner approval is required for any amendment that would:

  •
  increase the number of shares subject to the LTIP (except as permitted for stock splits, stock dividends, and other changes affecting our common stock),
  •
  change the exercise price at which options may be granted or the base price at which SARs may be granted,
  •
  change the definition of performance share, or
  •
  remove the LTIP's administration from the Committee.

        The Board presently intends to submit all material LTIP amendments to our share owners for approval to the extent required by Code Section 162(m). The Committee may amend the terms of any outstanding award, retroactively or prospectively, but no such amendment will adversely affect any such award without the participant's consent, and no amendment may reduce the exercise price of an outstanding option or the base price of an outstanding SAR (except as permitted for stock splits, stock dividends and other changes affecting our common stock).

New Plan Benefits

        Because the awards to individual participants may vary from year to year at the Committee's discretion and any payment of performance share awards is contingent on attaining the related performance objectives, the amounts payable to eligible participants under the LTIP for any calendar year during which the LTIP is in effect cannot be determined.

        The Summary Compensation Table (page 28), the Grants of Plan-Based Awards Table (page 34), the Outstanding Equity Awards at Fiscal Year-End Table (page 39) and the SAR and Stock Vested Table (page 42) contain information about the LTIP benefits that the named executives have received. Benefits that would be payable in certain circumstances if we had a change of control are discussed at "Potential Payments upon Change of Control" (page 47).

        During 2007, we awarded 52,100 performance shares, 114,700 SARs and 16,500 RSUs to all current executive officers as a group (including the named executives) and we awarded 6,000 performance shares, 89,600 SARs and 13,750 RSUs to all other employees as a group. We estimate that the 2007 performance share payouts for all current executive officers as a group (including the named executives) and all other employees as a group will be $1,748,765 and $1,216,653, respectively (assuming a stock price of $41.02, which was the closing price of our common stock on December 31, 2007). Non-employee directors do not participate in the LTIP.

Federal Income Tax Consequences

        The following is a brief description of the principal U.S. federal income tax consequences of LTIP awards.

Tax Consequences to Participants.

        Performance Shares. A participant will not realize taxable income when a performance share award is made. When the performance shares are earned and paid, the participant will realize ordinary income equal to the fair market value of the shares of common stock and the amount of cash delivered.

        Incentive Stock Options. A participant will not realize taxable income upon the grant or exercise of an ISO. If a participant does not sell the stock received upon the exercise of an ISO ("ISO shares") for at least 2 years from the grant date and within one year from the exercise date, then when the shares are sold, any gain (or loss) realized will be long-term capital gain (or loss).

        If a participant disposes of ISO shares before the holding periods described above expire, the participant will generally realize ordinary income at that time equal to the excess, if any, of the fair market value of the shares at exercise (or, if less, the amount realized on the share disposition) over the price paid for the ISO shares. Any further gain or loss realized by the participant will be taxed as short-term or long-term capital gain or loss. Subject to certain exceptions for disability or death, if a participant exercises an ISO more than 3 months after the termination of the participant's employment, the option will generally be taxed as a NQSO.

        Non-Qualified Stock Options. A participant will not realize taxable income upon the grant of a NQSO. When a NQSO is exercised, the participant will generally realize ordinary income equal to the difference between the fair market value of the shares on the exercise date and the price paid for the shares. Any further gain or loss realized by the participant will be taxed as a short-term or long-term capital gain or loss.

        Stock Appreciation Rights. A participant will not realize taxable income upon receipt of an SAR grant. When an SAR is exercised, the participant will generally realize ordinary income in an amount equal to the amount of cash and the fair market value of any shares received. If the participant receives shares of common stock upon the exercise of an SAR, the post-exercise gain or loss will be treated as discussed above under Non-Qualified Stock Options.

        Restricted Stock. Subject to the election described below, a participant will not realize taxable income upon the receipt of a restricted stock grant. When the restricted stock vests (is no longer subject to forfeiture), the participant will generally realize ordinary income equal to the fair market value of the stock at the time the stock vests, less any consideration paid for the stock. The holding period to determine whether the participant has long-term or short-term capital gain or loss on a subsequent sale will generally begin when stock vests, and the participant's tax basis for the shares will generally equal the fair market value of the shares on that date.

        However, under Internal Revenue Code Section 83(b), a participant may elect (within 30 days of the stock grant) to realize ordinary income on the grant date equal to the excess of the fair market value of the shares of restricted stock (determined without regard to the restrictions) over the purchase price of the restricted stock. In this situation, the participant's holding period will begin on the grant date and the participant's tax basis will equal the fair market value of the shares on that date (determined without regard to restrictions). If a participant makes this election and shares are later forfeited, the participant will be entitled to a deduction, refund or loss for tax purposes only in an amount equal to the purchase price of the forfeited shares.

        Restricted Stock Units. A participant will not realize taxable income when RSUs or dividend equivalents are credited to the participant's account. The participant will realize ordinary income equal to the fair market value of the shares of common stock delivered (or the amount of cash paid in lieu of such shares) when the shares and/or cash are delivered or paid.

        Tax Consequences to Us. Generally, any time a participant recognizes ordinary taxable income as the result of the settlement of any award under the LTIP, we will be entitled to a tax deduction equal to the amount of income recognized by the participant.

Board Recommendation

        The Board of Directors unanimously recommends that you vote FOR the approval of the Protective Life Corporation Long-Term Incentive Plan.

Equity Compensation Plan Information

        The following table provides information as of December 31, 2007, about equity compensation plans under which our common stock is authorized for issuance.

Securities Authorized for Issuance under Equity Compensation Plans

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights as of December 31, 2007	Weighted-average exercise price of outstanding options, warrants and rights as of December 31, 2007	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) as of December 31, 2007
	(a)	(b)	(c)

Equity compensation plans approved by share owners	1,890,943 (1)	$31.98 (3)	3,170,611 (4)
Equity compensation plans not approved by share owners	1,017,426 (2)	Not applicable	Not applicable (5)
Total (2)	2,908,369 (1)(2)	$31.98 (3)	3,170,611 (4)(6)
(1)
Includes (a) 1,262,704 shares of common stock issuable with respect to outstanding SARs granted under the LTIP (assuming for this purpose that one share of common stock will be issued with respect to each outstanding SAR); (b) 597,989 shares of common stock issuable with respect to outstanding performance share awards granted under the LTIP (assuming maximum earn-out of the awards); and (c) 30,250 shares of common stock issuable with respect to outstanding restricted stock units granted under the LTIP (assuming for this purpose that shares will be issued with respect to all outstanding restricted stock units).
(2)
Includes (a) 119,614 shares of common stock issuable with respect to stock equivalents pursuant to our Deferred Compensation Plan for Directors Who Are Not Employees of the Company; (b) 749,501 shares of common stock issuable with respect to stock equivalents pursuant to our Deferred Compensation Plan for Officers; and (c) 148,311 shares of common stock issuable with respect to stock equivalents pursuant to our Deferred Compensation Plan for Sales Managers, Agents and Representatives.
(3)
Based on exercise prices of outstanding SARs.
(4)
Represents (a) 3,080,002 shares of common stock available for future issuance under the LTIP; and (b) 90,609 shares of common stock available for future issuance under the Stock Plan for Non-Employee Directors.
(5)
The plans listed in Note (2) do not currently have limits on the number of shares of common stock issuable under such plans. The total number of shares of common stock that may be issuable under such plans will depend upon, among other factors, the deferral elections made by the plans' participants.
(6)
Plus any shares that become issuable under the plans listed in Note (2).

        For a description of our Deferred Compensation Plan for Officers, see page 45. For a description of our Deferred Compensation Plan for Directors Who Are Not Employees of the Company, see page 51. Our share owners have previously approved both the AIP and the long-term incentive plans pursuant to which common stock compensation is paid.

        Certain independent regional sales managers and other insurance representatives may elect to defer until a specified date all or any portion of their commissions and other compensation from us under our Deferred Compensation Plan for Sales Managers, Agents and Representatives. The Plan used to permit a regional sales manager to elect for deferrals to be treated as invested in a common stock equivalent; however, this alternative is no longer available. The number of shares shown in the table represents the number of shares that remain issuable under the Plan due to previous common stock investments made by the participants.

BOARD STRUCTURE AND CORPORATE GOVERNANCE

Board of Directors and Its Committees

Board of Directors

        Our Board oversees our business and affairs and monitors the performance of our management. In accordance with corporate governance principles, the Board does not involve itself in day-to-day operations. The directors keep themselves informed through reports from and discussions with the Chief Executive Officer and other key executives and, as necessary, our outside advisors.

Committees of the Board of Directors

        The Board has four standing committees to help it carry out its duties:

  •
  Audit Committee,
  •
  Compensation and Management Succession Committee,
  •
  Corporate Governance and Nominating Committee, and
  •
  Finance and Investments Committee.

        Each committee has a formal written charter, a current copy of which is available on our website (www.protective.com), and reports its actions and recommendations to the Board. Only independent directors serve on the Audit Committee, the Compensation and Management Succession Committee, and the Corporate Governance and Nominating Committee.

        Audit Committee.    The Audit Committee:

  •
  oversees our financial reporting and control processes on the Board's behalf, including assistance in oversight of the integrity of our financial statements; our compliance with legal requirements; the independence, qualifications and performance of the independent accountants; and the performance of our internal audit function;
  •
  reviews internal controls, systems and procedures, accounting policies, and other matters affecting our financial condition;
  •
  reviews our annual and quarterly financial statements and financial footnotes with management and the independent accountants. Reviews earnings and earnings press releases with management and the independent accountants before publication;
  •
  appoints, evaluates and (if appropriate) terminates the independent accountants, approves all audit engagement fees and terms, and pre-approves all non-audit services; and
  •
  reviews with the independent accountants their audit procedures, management letters, and other significant aspects of their audit.

        The Audit Committee concluded that, during 2007, it satisfied its responsibilities under its charter regarding our controls, internal audit functions and independent accountants. The Audit Committee Report is on page 53.

        Compensation and Management Succession Committee. The Compensation and Management Succession Committee:

  •
  reviews and approves our base salary, annual incentive, and long-term incentive compensation practices for our officers and key employees;
  •
  administers annual cash incentive and long-term stock-based incentive programs under our Annual Incentive Plan and Long-Term Incentive Plan; and
  •
  reviews management succession planning with the Chief Executive Officer, and recommends to the Board a successor to the Chief Executive Officer whenever the need to name a successor arises.

        See pages 22-27 for more information about this Committee.

        Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee:

  •
  reviews and advises the Board on the functions and procedures of the Board and its committees, the compensation of the directors for service on the Board and its committees, and the selection and tenure of directors.

        Finance and Investments Committee. The Finance and Investments Committee:

  •
  reviews and acts upon financial and investment matters, including borrowing and lending transactions entered into by Protective and its subsidiaries; and
  •
  establishes policies and guidelines for investment of our assets, reviews the investment and disposition of our funds, and reviews the risks inherent in our business and our strategy for understanding and minimizing the consequences of those risks.

        Committee Memberships. The following table shows the current membership of each committee.

Committee
Director	Audit	Comp	Corp Gov	Fin & Inv

H. Corbin Day		Chair		X
James S.M. French	Chair			X
Thomas L. Hamby		X		X
John D. Johns				Chair
Vanessa Leonard	X			X
Charles D. McCrary			X	X
John J. McMahon, Jr.			Chair	X
Malcolm Portera			X	X
C. Dowd Ritter		X		X
William A. Terry			X	X
W. Michael Warren, Jr.	X			X
Vanessa Wilson	X			X

Meetings

        Board and Committee Meetings. Each director attended at least 75% of the combined Board and committee meetings held during the period served by that director in 2007. The Board and its committees held the following number of regular and special meetings during 2007:

# Meetings

Board of Directors	12
Audit Committee	8
Compensation and Management Succession Committee	6
Corporate Governance and Nominating Committee	3
Finance and Investments Committee	4

        We design our Board meetings to give directors both access to management and the opportunity to discuss matters outside management's presence. Senior management attends the first part of each meeting and is available to answer questions the directors may have. Only directors attend the second part, although selected management members may attend a portion of this part of the meeting if appropriate for discussion of a specific agenda item; these management members are excused from the meeting after the agenda item has been covered.

        Board Strategic Planning Session. About every 18 months, the Board has an extended 1- to 2-day meeting that focuses on strategic planning. Management gives the Board presentations about the strategic issues and opportunities we face. The Board discusses these issues and gives our management its insight.

        Non-Management Director Meetings. Our non-management directors are scheduled to meet in executive session without any management directors in attendance at each regularly scheduled Board meeting (usually at least 5 times a year). If the Board has a special meeting, the non-management directors may also decide to meet in executive session. The Lead Director presides at each executive session of the non-management directors. Our Lead Director is the Chairman of the Audit Committee, who is currently Mr. French.

        Share Owner Annual Meeting. Our directors are expected to attend annual meetings of share owners. All directors then serving on our Board attended the 2007 annual meeting.

Board Composition, Qualifications and Nominations

Board Composition and Director Qualifications

        The Board and its Corporate Governance and Nominating Committee adopted a policy that our directors should be non-employees (except for our President and Chief Executive Officer). Under this policy, directors should have a background evidencing a high level of knowledge, experience, judgment, education, character, dedication and achievement, and collectively bring a diversity of background and experience to the Board. They should possess high personal and professional ethics, integrity and values; be committed to representing the long-term interests of our share owners; and have an inquisitive and objective perspective, practical wisdom and mature judgment. Directors should be willing to devote sufficient time and energy to Protective and should be share owners as required by our Bylaws.

Director Nominations

        The Corporate Governance and Nominating Committee considers recommendations for director nominees from directors and share owners. Share owners should submit recommendations in writing to the Corporate Governance and Nominating Committee, c/o Secretary, Protective Life Corporation, P.O. Box 2606, Birmingham, Alabama 35202. Please include relevant information about the potential nominee (including name, address, telephone numbers, and a brief description of the individual's background and experience). Each individual recommended will be evaluated in light of the criteria described above.

Corporate Governance

Corporate Governance Guidelines

        The Board has adopted Corporate Governance Guidelines. These Guidelines and our Board committee charters provide the framework for our governance. Our Corporate Governance and Nominating Committee oversees and reviews the Guidelines at least annually, and recommends any proposed changes to the Board for approval.

Code of Business Conduct

        Our Code of Business Conduct applies to all directors, officers and employees. The Code incorporates a code of ethics that applies to our Chief Executive Officer and to all of our financial officers, including our Chief Financial Officer and our Chief Accounting Officer.

Corporate Website

        Our website has a corporate governance section that contains copies of our principal governance documents. The corporate governance section may be found at www.protective.com under "Analyst/Investor – Corporate Governance." This section contains the following documents, which are available in print to any share owner who requests a copy in writing to Protective Life Corporation, c/o Corporate Secretary's Office, Box 2606, Birmingham, Alabama 35202:

  •
  Corporate Governance Guidelines,
  •
  Code of Business Conduct,
  •
  Audit Committee Charter,
  •
  Compensation and Management Succession Committee Charter,
  •
  Corporate Governance and Nominating Committee Charter, and
  •
  Finance and Investments Committee Charter.

Communications with Directors

        Share owners and other interested parties may send communications to the Board, the Lead Director, the non-management directors as a group, or any specific director by mailing the communication to the Board of Directors, c/o Secretary, Protective Life Corporation, P.O. Box 2606, Birmingham, Alabama 35202. Protective's Secretary will forward the correspondence to the Chairman of the Corporate Governance and Nominating Committee unless it is addressed to an individual director or a specific group of directors, in which case the correspondence will be forwarded accordingly. The Board has requested that certain items unrelated to its duties be excluded, such as solicitations and advertisements, junk mail, product-related communications, job referral materials such as resumes, and surveys.

Compensation Committee Interlocks and Insider Participation

        During 2007, the members of our Compensation and Management Succession Committee were Messrs. Day (Chairman), Hamby and Ritter. No interlocking relationship existed during 2007 between any of these individuals and any of our executive officers. In addition, none of these individuals has ever been an officer or employee of ours, or had any relationship for which the SEC requires disclosure.

Director Independence

Independence Standards

        Our Corporate Governance Guidelines provide that a majority of our directors must meet the criteria for independence required by the NYSE. The Board has adopted categorical independence standards consistent with the NYSE listing guidelines. These standards are contained in Exhibit A to our Corporate Governance Guidelines, found on our website at www.protective.com under "Analyst/Investor – Corporate Governance." A director is not considered independent unless the Board has determined that the director has no direct or indirect material relationship with us. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others. In determining a director's independence, the Board also observes any other laws and regulations governing us and evaluates any information it has that may impact independence.

        The Board has established certain categories of transactions that do not, in the Board's opinion and absent other circumstances, cause a director to be less than independent. As a result, the Board did not consider the following relationships when evaluating the independence of our directors:

  •
  if a family member of the director (other than a spouse, child or child-in-law) is, or has been within the last 3 years, a Protective employee, if the employee is not an executive officer of Protective or an officer with a policy-making role;
  •
  if an immediate family member of the director (a) is a current employee of our internal or external auditor, if the immediate family member does not participate in the firm's audit, assurance or tax compliance practice; or (b) is a partner, member or principal of a law firm or other firm that provides non-accounting professional services, if the immediate family member does not derive income directly dependent on the revenues received from us or perform significant work for us;
  •
  if the director or an immediate family member is an officer or director of another company or an organization on whose board any of our present executive officers or other directors sit;
  •
  if the director or an immediate family member is a current executive officer or other employee of another company that: (a) does business with us and the annual sales to, or purchases from, us in any of the last 3 fiscal years were less than 2% of the other company's consolidated gross revenues; or (b) is indebted to us, or to which we are indebted, and the total amount of either company's indebtedness to the other is less than 1% of the other company's total consolidated assets; or
  •
  if the director or an immediate family member is an executive officer, director or trustee of a foundation, university or other nonprofit organization that has received from us (including our foundation), during any of the last 3 fiscal years, contributions which did not exceed the greater of $1 million or 25% of that organization's annual consolidated gross revenue during that organization's fiscal year.

Review of Director Independence

        The Board conducts an annual review of the independence of all directors. Before the meeting at which this review occurs, each director is asked to supply the Corporate Governance and Nominating Committee and the Board with complete information about the director's relationship with us and with our senior management and their affiliates. Our management provides additional information about transactions, relationships or arrangements between us and the directors or parties related to the directors.

        The Corporate Governance and Nominating Committee reviews this information and makes its own determinations of each director's independence. It reports its findings and the reasons for those findings to the Board, which then makes the final determinations of director independence.

Independence Determinations

        The Corporate Governance and Nominating Committee and the Board have reviewed the independence of our directors, following the procedures outlined above. As part of this review, the Corporate Governance and Nominating Committee and the Board considered that a limited liability company, established by limited liability companies maintained for the benefit of the families of Mr. Johns and Mr. Terry, owns certain recreational property (a small portion of which is also owned by each of Mr. Johns and Mr. Terry).

        After review and discussion of the information provided to it and the report of the Corporate Governance and Nominating Committee, the Board affirmatively determined that, under the NYSE independence standards, all of our current non-employee directors (Day, French, Hamby, Leonard, McCrary, McMahon, Portera, Ritter, Terry, Warren and Wilson) are independent, and that J. Gary Cooper was independent during the period that he served in 2007. Mr. Johns, our Chairman, President and Chief Executive Officer, is our only non-independent director. The Board also determined that all members of the Audit Committee, the Compensation and Management Succession Committee, and the Corporate Governance and Nominating Committee meet the applicable independence tests.

Related Party Transactions

Related Party Transaction Policy and Procedures

        We review all relationships and transactions in which we and "related parties" (our directors, director nominees, executive officers, and their immediate family members) participate to determine if any related party has a direct or indirect material interest. Our General Counsel's Office is primarily responsible for developing and implementing processes to obtain the necessary information and for determining, based on the facts and circumstances, whether a direct or indirect material interest exists. We disclose any such transactions in our proxy statement, as required by SEC rules.

        If the General Counsel's Office determines that a transaction may require disclosure under SEC rules, the General Counsel's Office will notify:

  •
  the Corporate Governance and Nominating Committee, if the transaction involves one of our directors or director nominees; otherwise,
  •
  the Audit Committee.

        The relevant Board committee will approve or ratify the transaction only if it determines that the transaction is in our best interests. In considering the transaction, the committee will consider all relevant factors, including (as applicable):

  •
  our business rationale for entering into the transaction;
  •
  the alternatives to entering into the transaction;
  •
  whether the transaction is on terms comparable to those that could be obtained in arms-length dealings with an unrelated third party;
  •
  the potential for the transaction to lead to an actual or apparent conflict of interest, and any safeguards imposed to prevent actual or apparent conflicts; and
  •
  the overall fairness of the transaction to us.

Related Party Transactions

        Based on the information available to the General Counsel's Office and to the Board, there have been no transactions between us and any related party since January 1, 2007, nor are any currently proposed, for which disclosure is required under SEC rules.

SECURITY OWNERSHIP

Beneficial Ownership

        The following table shows the number of shares of common stock and common stock equivalents beneficially owned as of March 7, 2008 (unless otherwise noted) by each current director, each of the executive officers named in the Summary Compensation Table, all current directors and executive officers of Protective as a group, and persons we believe to beneficially own 5% or more of our common stock.

Security Ownership of Certain Beneficial Owners and Management

	Amount and Nature of Beneficial Ownership (1)
Name of Beneficial Owner	Sole Power (2)		Shared Power (2)		Percent of Class (1)

Management:
Richard J. Bielen	75,871	(3)	0		*
Gary Corsi	11,135	(3)	0		*
H. Corbin Day	53,565	(4)	39,000	(5)	*
James S. M. French	21,274	(4)	31,800	(6)	*
Thomas L. Hamby	4,693	(4)	0		*
John D. Johns	328,333	(3)	4,200		*
Carolyn M. Johnson	6,570	(3)			*
Vanessa Leonard	3,362	(4)	0		*
Deborah J. Long	57,226	(3)	0		*
Charles D. McCrary	4,990	(4)	0		*
John J. McMahon, Jr.	29,076	(4)	77,938		*
Malcolm Portera	10,365	(4)	0		*
C. Dowd Ritter	2,225		0	(7)	*
William A. Terry	8,492	(4)	0		*
Carl S. Thigpen	22,799	(3)			*
W. Michael Warren, Jr.	12,929	(4)	1,357		*
Vanessa Wilson	1,267		0		*
All current directors and executive officers as a group (22 persons)	739,685	(3)(4)	154,295		1.3%
5% or More Beneficial Owners:
Barclays Global Investors, NA	5,283,412	(8)	0		7.5%
EARNEST Partners, LLC	4,956,843	(9)	0		7.1%
Regions Financial Corporation	3,709,030	(10)	0		5.3%
Janus Capital Management LLC	3,683,456	(11)	0		5.2%
(1)
The number of shares reported includes shares that are deemed to be beneficially owned under SEC regulations. Under these regulations, a person is generally deemed to beneficially own shares as to which such person holds or shares, directly or indirectly, through any contract, relationship, arrangement, understanding or otherwise, either voting power or investment power. The total number of shares beneficially owned is subdivided, where applicable, into two categories: shares as to which voting/investment power is held solely and shares as to which voting/investment power is shared. The percentage calculation is based on the aggregate number of shares beneficially owned and on 70,227,995 shares of common stock outstanding on March 7, 2008.

(2)
This column may include shares held in the name of a spouse, minor children, or certain other relatives sharing the same home as the director or officer, or held by the director or officer (or the spouse of the director or officer) as a trustee or as a custodian for children. Unless otherwise noted below, the directors and officers disclaim beneficial ownership of these shares.

(3)
Includes the following number of shares allocated to accounts under our 401(k) and Stock Ownership Plan as follows: Mr. Bielen – 15,629; Mr. Corsi – 120; Mr. Johns – 10,342; Ms. Johnson – 573; Ms. Long – 3,674; Mr. Thigpen – 8,172; and all current directors and executive officers as a group – 54,059.

Includes the following number of stock equivalents held under our Deferred Compensation Plan for Officers, as follows: Mr. Bielen – 48,328; Mr. Corsi – 15; Mr. Johns – 304,025; Ms. Johnson – 67; Ms. Long – 50,507; Mr. Thigpen – 5,750; and all current directors and executive officers as a group – 462,347. Each stock equivalent entitles the participant to receive, upon distribution, one share of common stock.

Does not include the following number of stock appreciation rights: Mr. Bielen – 129,917; Mr. Corsi – 51,370; Mr. Johns – 657,098; Ms. Johnson – 20,400; Ms. Long – 55,662; Mr. Thigpen – 70,700; and all current directors and executive officers as a group – 1,080,250.

Does not include the following number of unvested restricted stock units: Mr. Bielen – 4,084; Mr. Corsi – 6,589; Ms. Johnson – 5,942; Ms. Long – 3,063; Mr. Thigpen – 2,042; and all current directors and executive officers as a group – 32,536.

(4)
Includes the following number of stock equivalents held by certain directors under our Deferred Compensation Plan for Directors Who Are Not Employees of Protective, as follows: Mr. Day – 16,565; Mr. French- 19,774; Mr. Hamby – 4,529; Ms. Leonard – 3,287; Mr. McCrary – 4,890; Mr. McMahon – 29,076; Dr. Portera – 10,265; Mr. Ritter – -0-; Mr. Terry – 7,992; Mr. Warren – 12,629; Ms. Wilson – -0-; and all current directors and executive officers as a group – 109,007. Each stock equivalent entitles the participant to receive, upon distribution, one share of common stock.

(5)
Includes 5,000 shares of common stock owned by the Day Family Foundation, of which Mr. Day is a trustee, and 34,000 shares of common stock owned by Jemison Investment Co., Inc., of which Mr. Day is Chairman of the Executive Committee.

(6)
Includes 30,000 shares of common stock owned by Dunn Investment Company, of which Mr. French is Vice Chairman, Investments.

(7)
Does not include shares held by Regions Financial Corporation and Regions Bank (see Note 10 to this table), of which Mr. Ritter is President, Chief Executive Officer and a director. Mr. Ritter disclaims beneficial ownership of these shares.

(8)
Based on a Schedule 13G filed with the SEC on January 30, 2008, as of December 31, 2007, Barclays Global Investors, NA (a bank) and its affiliates may be deemed the beneficial owner of 2,641,706 shares of common stock as follows. Barclays Global Investors, NA (a bank) may be deemed the beneficial owner of 1,551,372 shares of common stock: it has sole voting power for 1,229,286 shares, sole investment power for 1,551,372 shares, and no shared voting or investment power. Barclays Global Fund Advisors (an investment adviser) may be deemed the beneficial owner of 957,061 shares of common stock: it has sole voting power for 957,061 shares, sole investment power for 957,061 shares, and no shared voting or investment power. Barclays Global Investors, Ltd (a bank) may be deemed the beneficial owner of 121,617 shares of common stock: it has sole voting power for 120,198 shares, sole investment power for 121,617 shares, and no shared voting or investment power. Barclays Global Investors Japan Limited (an investment adviser) may be deemed the beneficial owner of 11,656 shares of common stock: it has sole voting power for 11,656 shares, sole investment power for 11,656 shares, and no shared voting or investment power. The shares reported are held in trust accounts for the economic benefit of the beneficiaries of those accounts. No single trust account holds as much as 5% of the outstanding shares of common stock. The addresses of the filers are (a) Barclays Global Investors, NA and Barclays Global Fund Advisors – 45 Fremont Street, San Francisco, California 94105; (b) Barclays Global Investors, Ltd – Murray House, 1 Royal Mint Court, London, England EC3N 4HH; and (c) Barclays Global Investors Japan Limited – Ebisu Prime Square Tower, 8th Floor, 1-1-39 Hiroo Shibuya-Ku, Tokyo 150-8402, Japan.

(9)
Based on a Schedule 13G filed with the SEC on January 31, 2008, as of December 31, 2007, EARNEST Partners, LLC (an investment advisor), may be deemed the beneficial owner of 4,956,843 shares of common stock: it has sole voting power for 2,128,843 shares, shared voting power for 1,390,725 shares, sole investment power for 4,956,843 shares, and no shared investment power. No client interest relates to more than 5% of the outstanding shares of common stock. The address of EARNEST Partners, LLC is 1180 Peachtree Street NE, Suite 2300, Atlanta, Georgia 30309.

(10)
Based on a Schedule 13G filed with the SEC on February 14, 2008, as of December 31, 2007, Regions Financial Corporation (in its capacity as a bank holding company), may be deemed the beneficial owner of 3,709,030 shares of common stock: it has no sole voting or investment power, but has shared voting power for 3,202,832 shares and shared investment power for 3,441,155 shares. As of December 31, 2007, Regions Bank (in its capacity as a bank fiduciary of various trusts and estates) may be deemed the beneficial owner of 3,709,030 shares of common stock: it has sole voting power for 3,202,832 shares, no shared voting power, sole investment power for 1,060,323 shares, and shared investment power for 2,380,832 shares. All of the shares are held by trusts and estates of which Regions Financial Corporation's subsidiary, Regions Bank, is a fiduciary. No single one of these trusts and estates holds as much as 5% of the class. The address of Regions Financial Corporation and Regions Bank is 1900 Fifth Avenue North, Birmingham, Alabama 35203.

(11)
Based on a Schedule 13G filed with the SEC on February 14, 2008, as of December 31, 2007, Janus Capital Management LLC ("Janus"), an investment adviser, may be deemed the beneficial owner of 3,683,456 shares of common stock: it has sole voting power for 3,683,456 shares, no shared voting power, sole investment power for 3,683,456 and no shared investment power. Perkins, Wolf, McDonnell and Company, LLC, a minority holding of Janus, in its capacity as an investment adviser, may be deemed the beneficial owner of 3,681,141 shares of common stock: it has sole voting power for 29,939 shares, shared voting power of 3,681,141 shares, sole investment power for 29,939 and shared investment power of 3,681,141. No client interest relates to more than 5% of the outstanding shares of common stock. The address of Perkins, Wolf, McDonnell and Company, LLC is 311 S. Wacker Dr., Suite 6000, Chicago, IL 60606. The address of Janus Capital Management LLC is 151 Detroit Street, Denver, Colorado 80206.

Section 16(a) Beneficial Ownership Reporting Compliance

        Our directors and executive officers are required to file reports with the SEC showing changes in their beneficial ownership of our common stock. In addition to reporting transactions such as purchases, sales, and the exercise of options or stock appreciation rights, the rules require disclosure of certain stock-based awards under our compensation arrangements for our executive officers, even if the officers cannot acquire shares of our stock under the awards until some time in the future.

        We have reviewed copies of these reports and written representations from the individuals who are required to file reports. Based on this review, we believe that each of our directors and executive officers complied with these reporting requirements in 2007 with the following exceptions. The Company was one day late filing one report on behalf of each of D. Scott Adams, Richard J. Bielen, Gary Corsi, Brent E. Griggs, Kevin J. Howard, John D. Johns, Carolyn M. Johnson, Carolyn King, Deborah J. Long, Wayne E. Stuenkel, Carl S. Thigpen, Steven G. Walker and Judy Wilson (all of whom are Protective officers), with respect to the award of share appreciation rights and (in some cases) restricted stock units.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our Compensation Philosophy

        The objectives of our executive compensation program are to:

  •
  attract the most qualified executives,
  •
  motivate them to achieve high levels of performance, and
  •
  retain executives who contribute to our success.

Principals of Our Compensation Program

        To meet these objectives, we design our program to:

  •
  attract, motivate and retain officers who will commit to building long-term share owner value,
  •
  focus officers on key business goals,
  •
  enhance share owner value by rewarding officers for achieving long-term goals,
  •
  reflect market and industry practices, while taking internal pay equity into account, and
  •
  be communicated effectively, so our officers understand how compensation is linked to performance.

Compensation Committee

        The Compensation and Management Succession Committee of our Board of Directors designs and implements the compensation program for our officers. The Compensation Committee has a formal written charter. The charter is available on our website (www.protective.com). The Committee's principal duties include:

  •
  determining our Chief Executive Officer's compensation package,
  •
  determining the compensation of other executive officers (considering the Chief Executive Officer's recommendations),
  •
  setting annual cash incentive opportunities and determining whether the related performance objectives have been achieved,
  •
  granting long-term incentive awards and determining whether any related performance objectives have been achieved, and
  •
  reviewing senior management performance and succession plans with our Chief Executive Officer.

        Our Human Resources and Legal Departments provide the Compensation Committee with information about our officers and our compensation arrangements. The Committee hires an independent compensation consultant to help it fulfill its duties. For the 2007 compensation cycle discussed in this proxy statement, Hewitt Associates LLC was the compensation consultant through November 2006, and James F. Reda & Associates, LLC was the compensation consultant after that date. We pay the compensation consultant's fees and expenses.

        The compensation consultant provides the Committee with compensation information from compensation surveys, its own database, and analysis of proxy statements. The consultant "size adjusts" the data, so the Committee can compare the compensation we pay to the compensation paid by larger and smaller companies. For 2007 (and for many previous years), the compensation consultant focused on the pay practices of a peer group of 40 life insurance and financial services companies that compete with us for officer and key employee talent. The Committee selects the companies in this compensation peer group, taking into account our management's recommendations. The consultant also provides a summary of compensation survey data for other companies, to give the Committee additional information for comparison purposes.

        For the 2007 compensation cycle, the compensation peer group included:

Aflac Incorporated*
Alfa Corporation
The Allstate Corporation*
American International Group, Inc.*
Ameriprise Financial, Inc.*
AmerUs Group Co.
Annuity and Life Re (Holdings), Ltd.
Aon Corporation
Assurant, Inc.*
CNA Financial Corporation
Conseco, Inc.*
Delphi Financial Group, Inc.*
Erie Family Life Insurance Company
FBL Financial Group, Inc.*
Genworth Financial, Inc.*
Great American Financial Resources, Inc.*
The Hanover Insurance Group, Inc.
The Hartford Financial Services Group, Inc.*
HealthMarkets, Inc.
Horace Mann Educators Corporation	Independence Holding Company*
Kansas City Life Insurance Company*
Lincoln National Corporation*
Manulife Financial Corporation*
MetLife, Inc.*
National Western Life Insurance Company*
Nationwide Financial Services, Inc.*
Old Republic International Corporation
Penn Treaty American Corporation
The Phoenix Companies, Inc.*
Presidential Life Corporation*
Principal Financial Group, Inc.*
Prudential Financial, Inc.*
Reinsurance Group of America, Incorporated*
Scottish Re Group Limited*
StanCorp Financial Group, Inc.*
Torchmark Corporation*
Unitrin, Inc.
Universal American Financial Corp.*
UnumProvident Corporation*

* Indicates companies that are also included in the 29 company peer group used to determine performance under performance share awards granted in 2007. American National Insurance Company is also in the 29 company peer group. See the Grants of Plan-Based Awards Table on page 34 for more information.

        The compensation consultant also advises the Committee about:

  •
  the amount and type of compensation to provide to our officers and key employees,
  •
  the value of long-term incentive grants,
  •
  the allocation of total compensation between cash and stock-based incentives,
  •
  the allocation of total compensation between "at risk" (annual cash incentives and stock-based incentives) and not "at risk," and
  •
  internal pay equity among key executives.

        The Committee currently meets at least 3 times a year, in February, March and November. Other meetings are scheduled as necessary.

  •
  At its November meeting, the Committee starts the year's compensation cycle by reviewing our compensation program and current levels of compensation. It also gives the compensation consultant and our management guidance about senior manager compensation for the following year.

  •
  In February, the Committee focuses on pay for our named executives – that is, the officers who are named in our proxy statement – and other senior officers. It reviews information provided by the compensation consultant and our Human Resources department, and makes preliminary compensation decisions.

  •
  In March, the Committee evaluates the performance of our Chief Executive Officer and other key executives, and finalizes their compensation based on these evaluations. It also reviews and approves the proposed salaries and annual cash incentive opportunities of other key officers, and makes awards under our annual cash incentive and long-term incentive programs.

Components of Our Compensation Program

        The key components of our executive compensation program are

  •
  base salaries,
  •
  annual cash incentive awards, and
  •
  long-term equity-based incentives.

        The Compensation Committee considers each component (separately and with the others) for our senior officers. As part of its review, the Committee compares the amount of each named executive's cash compensation (base salary and annual cash incentive awards) and stock-based incentives to comparable officers in the compensation peer group. The Committee also compares the amount of each named executive's "not at risk" compensation (base salary) and "at risk" compensation (annual cash incentives and long-term equity based incentive awards) to these officers. The Committee does not have formal policies regarding these factors, but tries to make our practices generally consistent with the practices of the peer group.

        The Committee targets each component, and the total annual compensation package, at the median of the compensation peer group. The annual incentive and long-term incentive components of the program are designed so above-average company performance will result in above-median total compensation, and below-average company performance will result in below-median total compensation.

        Base Salaries. Base salary is the primary fixed portion of executive pay. It compensates individuals for performing their day-to-day duties and responsibilities. Salary adjustments are usually made at the Committee's March meeting, and are effective March 1 of that year. The Committee considers the responsibilities of the job, individual performance, the relative value of a position, experience, and comparisons to salaries for similar positions in other companies. For the Chief Executive Officer, the Committee also considers company performance. No particular weighting is given to any of these factors.

        Annual Cash Incentive Awards. Officers and key employees are eligible for annual cash incentive opportunities under our Annual Incentive Plan (AIP). You have approved the AIP, most recently in 2007. The AIP's purpose is to reward individuals for achievement of key annual goals that will enhance company performance and share owner value.

        At its February and March meetings, the Compensation Committee determines the AIP target incentive opportunities and performance objectives for our named executives for the current year. Our executive officers select other officers and employees for AIP participation, and establish their target incentive opportunities and performance objectives. Each eligible employee has a target incentive of between 4% and 100% of salary.

        Payment of AIP incentives is based on achievement of one or more performance goals. For 2007 (and for many prior years), our corporate operating earnings per share (OEPS) was the principal or sole performance objective for our named executives, and a performance objective for a portion of all other incentive opportunities. We use OEPS as a primary performance measure for executive bonuses because we want to focus their efforts on our profitability, which should lead to increased value for our shareholders. Other objectives include expense control and divisional and individual goals, depending on the employee's role.

        Each goal has threshold, minimum and maximum levels of achievement. Cash incentive payments range from 33% (threshold) to 200% (maximum) of the target. If performance is below threshold, no payment is made for that goal.

        At its March meeting, the Compensation Committee also determines the achievement of the performance objectives for the incentive opportunities granted to the named executives in the previous year. For other officers and managers, the Committee reviews the total incentive opportunities and the methods used to determine individual payments. The Committee may decrease (but not increase) the incentive paid to a named executive, even if the incentive's performance objectives were achieved. For other employees, the Committee may increase or decrease the incentive payable (up to the maximum otherwise payable under the original award).

        Long-Term Equity-Based Incentive Awards. The decisions our executives make now will affect our performance for years to come. We believe that equity (stock) based compensation and stock ownership are the best way to establish and maintain a strong link between management objectives and your long-term interests.

        The Compensation Committee implements this philosophy through grants under our Long-Term Incentive Plan (L-TIP). You have approved the L-TIP, most recently in 2003. (As discussed beginning at page 6, we are asking you to reapprove the L-TIP at this year's annual meeting of share owners.) In 2007, we made annual awards of long-term equity-based compensation with grants of performance shares, stock appreciation rights and restricted stock units.

        Performance shares provide the recipient with compensation based on our average return on average equity (ARAE) and our stock price. For each performance share award awarded in 2007, the number of shares of common stock the officer will actually receive is based on a comparison of our ARAE for a 4-year period to the ARAE of the companies in a group of 29 life insurance and financial services companies. We believe this is a good way to compare our performance to that of our competitors, and that our stock price should go up over the long term if we outperform these other companies on this key measure.

        A named executive will receive a 2007 performance share award payout of 100% or more only if our ARAE that is better than the ARAE of 60% of the companies in the peer group. There is no payout if we are in the bottom 40% of the peer group. Since the award is paid in shares of our stock, the compensation the officer receives is directly related to our stock price as well.

        Stock appreciation rights provide the recipient with compensation based on the price increase of our common stock. Each SAR has a base price equal to the closing price of our stock on the effective date of the grant (which is never earlier than the date the Committee makes the grant). An officer who exercises an SAR receives the "spread" (the difference between our stock's value when the SAR is exercised and the base price), so the officer receives compensation from SARs only if our stock price goes up. The spread is paid in shares of our stock (except for a portion payable in cash equal to the tax withholding obligation due when the SAR is exercised).

        Restricted stock units provide the recipient with compensation based on the value of our common stock. An RSU is not a share of stock – it is our agreement to transfer shares of our stock to the RSU recipient if and when the vesting conditions of the RSU award are satisfied. We grant RSUs to certain officers to align their interests to those of our share owners and to encourage them to remain employed with us.

        At its February and March meetings, the Compensation Committee determines the total value of the long-term incentives to be granted to each officer. Grants are made at the March meeting. (The Committee makes special grants at other times upon the hiring or promotion of a senior officer.) The Committee considers a named executive's responsibilities, performance and previous long-term incentive awards when making the award for a given year.

        The compensation consultant provides an estimated value for each award, so the Committee can make awards with the appropriate total value. For 2007, the consultant recommended a value for a performance share of 75% of the value of our stock on the grant date. The principal factor in this valuation was the earn-out schedule for the performance share award (shown on page 37), assuming that there was an equal chance that we would achieve each of the possible performance levels. The consultant recommended a value for an SAR of one-third of the value of our stock on the grant date. This is an approximation of the FAS 123R value for SARs that we use for accounting purposes. The consultant recommended a value for an RSU equal to the value of our stock on the grant date.

        In 2007, each named executive, and twelve other senior officers, received 50% of the value of their long-term incentive award in performance shares and 50% of the value in SARs. Other officers received only SARs. The Committee also made additional RSU awards to certain named executives and other officers as special recognition for their work and dedication during 2006.

        The Committee's meeting schedule is set several months in advance. The Committee does not attempt to coordinate its grants with the release of earnings or other inside information, and award sizes are not affected by the dates the awards are made.

Stock Ownership Guidelines

        We have always encouraged our officers to hold shares of our common stock. We believe this aligns their interests with those of our share owners. Our policies encourage employees and officers to hold our stock as a long-term investment, and prohibit trading in options on our stock and other speculative transactions.

        The Compensation Committee adopted formal stock ownership guidelines in 2004. The guidelines provide that our officers are not to dispose of shares of stock unless their holdings exceed a multiple of their base salary. The multiples are

Officer	Multiple of Base Salary

Chief Executive Officer	5x
Executive Vice Presidents	3x
Senior Officers	2x
Vice President	1x

        Shares owned by the officer and the officer's spouse and children, shares in our 401(k) and stock ownership plan and share equivalents in our nonqualified deferred compensation plan all count as shares owned under the guidelines. Unearned performance shares, unexercised SARs and unvested restricted stock units do not count.

        The Committee reviews compliance with the guidelines at each year's March meeting. Each officer certified compliance with the guidelines for the 12 months ended February 2008.

Change of Control Arrangements

        The Compensation Committee and our Board of Directors have carefully considered the effects that a change of control, or an attempted change of control, could have on us and our share owners. The Committee and the Board have addressed these concerns by approving change of control provisions in some of our compensation programs (including the Long-Term Incentive Plan) and providing key officers and employees with employment continuation agreements.

        We believe these arrangements benefit us and our share owners by:

  •
  assuring employees that we are aware of the issues they could face if a change of control occurs,
  •
  providing them with financial assurances so they can perform their duties with a minimum of distraction in the face of a pending change of control,
  •
  encouraging them to stay with us while a change of control is occurring, so the acquirer can retain people who have been key to our success, and
  •
  helping us recruit employees who have similar agreements at other companies.

        The L-TIP provides for vesting and payment of outstanding performance share, SAR and restricted stock unit awards upon a change of control, even if the employee has not terminated employment. We believe it is appropriate (and consistent with the practice of most companies) to pay these awards when a change of control occurs, in recognition of the employee's past performance and service while the change of control was pending.

        Employment continuation agreements give the employee a guaranteed minimum level of ongoing base salary, cash incentive opportunities, and long-term incentive opportunities for 2 years after a change of control occurs. The agreements provide for additional benefits only if the employee is terminated or resigns due to significant adverse changes in their employment.

        The Internal Revenue Code imposes an excise tax on officers who receive change of control payments that exceed 3 times their average pay over the last 5 years. This tax can affect officers who have similar compensation in different ways. For example, an officer who defers compensation, postpones the exercise of SARs, or postpones receipt of previously deferred compensation will owe more excise tax than a similarly paid officer who makes other decisions about their compensation. To address this issue, our employment continuation agreements provide our officers with a tax reimbursement payment that will put the officer in the same after-tax position that the officer would be in if the excise tax did not apply.

Accounting and Tax Issues

        We consider accounting and tax matters in the design of our compensation program. For example, we adopted FAS 123 (now FAS 123R) in 1995. As a result, we reduce our net income by the estimated cost of annual cash incentives and long-term equity-based incentives. The performance goals under the AIP and L-TIP reflect accruals for this estimated compensation.

        Section 162(m) of the Internal Revenue Code limits our tax deduction for annual compensation in excess of $1 million paid to certain executive officers. Code Section 162(m) does not apply to performance-based compensation (as defined in that Code Section). The AIP and L-TIP are designed to provide performance-based compensation.

        In general, the Compensation Committee intends to administer the performance-based portion of our compensation program in compliance with Code Section 162(m). However, the Committee believes there may be times when it will be in your best interests to pay compensation that is not tax-deductible under Code Section 162(m), and it may do so in the future.

Summary

        The Compensation Committee has reviewed tally sheets that summarized each named executive's total compensation, including:

  •
  current base salary,
  •
  current annual incentive opportunity,
  •
  current grant of long-term incentives,
  •
  pension benefits,
  •
  balances in our 401(k) and nonqualified deferred compensation plans,
  •
  dividend equivalents from the nonqualified deferred compensation plan,
  •
  health and welfare benefits and perquisites,
  •
  amounts previously paid under long-term incentives,
  •
  value of outstanding long-term incentive opportunities, and
  •
  severance benefits that would be payable under various circumstances (including a change of control).

        Based on this review, the Committee believes our compensation program is

  •
  providing the appropriate level of compensation to our senior officers,
  •
  properly designed to link compensation and performance, and
  •
  designed and implemented in your best interests as share owners.

Compensation Summary

        This table has information about the 2007 compensation of the executives named below, including our chief executive officer and the two individuals who served as our chief financial officer during 2007.

Summary Compensation Table

Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock awards ($) (e) (6)

John D. Johns Chairman of Board, President & Chief Executive Officer (principal executive officer)	2007 2006	$820,833 $791,667	$0 $0	$961,279 ($94,436)
Richard J. Bielen (1) Vice Chairman & Chief Financial Officer (principal financial officer)	2007 2006	$417,500 $395,833	$0 $0	$298,178 $2,112
Gary Corsi (2) Executive Vice President & Chief Financial Officer	2007 2006	$205,000 $108,334	$0 $240,000	$551,544 $157,191
Carolyn M. Johnson (3) Executive Vice President & Chief Operating Officer	2007	$347,708	$104,300	$180,509
Deborah J. Long (4) Executive Vice President, Secretary & General Counsel	2007 2006	$377,500 $359,167	$0 $0	$184,250 ($10,295)
Carl S. Thigpen (5) Executive Vice President & Chief Investment Officer	2007	$360,833	$0	$130,608

Summary Compensation Table
(continued from previous page)

SAR awards ($) (f) (6)	Non-equity incentive plan compensation ($) (g)	Change in pension value & nonqualified deferred compensation earnings ($) (h)	All other compensation ($) (i)	Total ($) (j)

$487,631 $725,610	$1,105,500 $0	$130,821 $626,392	$365,698 $284,470	$3,871,762 $2,333,704
$220,041 $139,103	$370,200 $0	— $140,715	$32,333 $29,183	$1,338,252 $706,946
427,183 $50,273	$0 $0	$0 $0	$1,156,565 $500,000	$2,340,292 $1,055,798
$32,806	$196,000	$12,861	$15,000	$889,184
$59,143 $54,337	$280,100 $0	— $161,936	$35,676 $35,914	$936,669 $601,059
$168,457	$302,100	$16,670	$32,617	$1,011,285

(1)
Mr. Bielen was promoted from Senior Vice President to Executive Vice President on August 31, 2006, and was promoted from Executive Vice President, Chief Investment Officer and Treasurer to Vice Chairman and Chief Financial Officer on June 1, 2007.
(2)
Mr. Corsi resigned as an officer on June 1, 2007, and as an employee on June 30, 2007. See page 33 for information about the severance benefits that he received.
(3)
Ms. Johnson was promoted from Senior Vice President and Chief Operations and Technology Officer to Executive Vice President and Chief Operating Officer on June 1, 2007.
(4)
Ms. Long was promoted from Senior Vice President to Executive Vice President on March 5, 2007.
(5)
Mr. Thigpen was promoted from Senior Vice President to Executive Vice President on March 5, 2007, and from Chief Mortgage and Real Estate Officer to Chief Investment Officer on June 1, 2007.
(6)
These numbers show the amount realized for financial reporting purposes with respect to 2007 and 2006, respectively, as calculated in accordance with the proxy statement disclosure rules and Financial Accounting Standards Board Statement No. 123R, Share-Based Payment. The assumptions we used under FAS 123R for 2006 were: for performance share awards, stock prices of $26.51 for the 2003 awards, $36.94 for the 2004 awards, $41.05 for the 2005 awards, and $48.60 ($45.70 for Mr. Corsi's awards) for the 2006 awards, and expected performance share payouts of 67% or 76% (depending on the terms of the award); for restricted stock unit awards, a stock price of $45.70; for 2003 SAR awards, expected volatility of 25%, a risk-free interest rate of 3.1%, a dividend rate of 2.1%, and an expected exercise date of 2009; for 2005 SAR awards, expected volatility of 24.1% to 31.9%, a risk-free interest rate of 4.1% to 4.3%, a dividend rate of 2.0%, and an expected exercise date of 2010 to 2014; for 2006 SAR awards, expected volatility of 15.5% to 32.5%, a risk-free interest rate of 4.6% to 5.0%, a dividend rate of 1.7%, and an expected exercise date of 2011 to 2015; and a 0% forfeiture rate for all awards. The assumptions we used under FAS 123R for 2007 were: for performance share awards, the same stock prices for the 2004, 2005 and 2006 awards, and $43.46 for the 2007 awards ($48.05 for the performance share award to Ms. Johnson in June 2007), and expected performance share payouts of 56% to 77% (depending on the terms of the awards); for restricted stock units, the same stock price for the 2006 awards, and a stock price of $43.46 for the 2007 awards; for stock appreciation rights, the same volatility, risk-free interest rates, dividend rates and expected exercise dates for the 2005 and 2006 SAR awards, and for 2007 SAR awards, expected volatility of 16.2% to 31.0%, a risk-free interest rate of 4.5% to 4.6%, a dividend rate of 2.0%, and an expected exercise date of 2012 to 2015; and a 0% forfeiture rate for all awards.

Discussion of Summary Compensation Table

        Column (c) – Salary. These amounts include base salary the executive contributed to our 401(k) plan and to our nonqualified deferred compensation plan. The Nonqualified Deferred Compensation Table (page 45) has more information about 2007 participation in this plan.

        The Compensation Committee reviewed the performance and base salaries of the named executives at its February and March 2007 meetings. It approved the following annual base salaries (and annual base salary increases), effective March 1, 2007:

  •
  Johns – $825,000 (3.1%)
  •
  Bielen – $415,000 (3.8%)
  •
  Corsi – $415,000 (3.8%)
  •
  Johnson – $325,000 (4.8%)
  •
  Long – $380,000 (4.1%)
  •
  Thigpen – $350,000 (7.7%)

        In May 2007, the Board of Directors decided to reorganize certain aspects of our operations, including the Life and Annuity Division and the financial and investment functions. In June 2007, pursuant to the reorganization plan, the Board promoted Messrs. Bielen and Thigpen and Ms. Johnson, as described in the notes to the Summary Compensation Table. The Compensation Committee reviewed the base salaries of these executives in light of their performance, promotions and increased responsibilities, and approved the following annual base salaries (and annual base salary increases), effective July 1, 2007:

  •
  Bielen – $425,000 (2.4%)
  •
  Johnson – $380,000 (16.9%)
  •
  Thigpen – $380,000 (8.6%)

        Column (d) – Bonuses. We paid Mr. Corsi this bonus on March 15, 2007. (He had to remain employed with us until that date to get the bonus.) Mr. Corsi expected to receive a similar bonus from his previous employer in 2007. This bonus replaced the lost bonus opportunity and rewarded Mr. Corsi for his performance during the period between his employment date and the date of payment.

        The amount shown for Ms. Johnson represents a bonus paid in the Committee's discretion under our Annual Incentive Plan. The Grants of Plan-Based Awards Table (page 34) has more information.

        Column (e) – Stock Awards. These values include performance share and RSU awards. The Grants of Plan-Based Awards Table (page 34) has more information about the 2007 grants.

        Column (f) – SAR Awards. The Grants of Plan-Based Awards Table (page 34) has more information about the 2007 SAR grants.

        Column (g) – Non-equity incentive plan compensation. For 2007, these amounts show the annual cash incentives payable in March 2008 under our Annual Incentive Plan for 2007 performance. The Grants of Plan-Based Awards Table (page 34) has more information about this incentive opportunity.

        For 2006, these amounts show the annual cash incentives paid in March 2007 under our AIP for 2006 performance.

        Column (h) – Change in pension value and nonqualified deferred compensation earnings. These amounts represent the increase in the present value of the named executive's benefits under our tax-qualified defined benefit pension plan and our nonqualified defined benefit excess pension plan. The total change in this present value for 2007 was ($20,987) for Mr. Bielen and ($45,452) for Ms. Long. Under the SEC executive compensation discussion rules, these amounts are excluded from column (h) of the table.

For 2007, the total change in the present value of pension benefits for each executive was divided between the plans as follows:

Name	Tax- qualified	Non- qualified

Johns	$20,416	$110,405
Bielen	$460	($21,447)
Corsi	$0	$0
Johnson	$5,520	$7,341
Long	($7,866)	($37,586)
Thigpen	($25,350)	$42,020

        The Pension Benefits Table (page 43) has more information about each officer's participation in these plans in 2007.

        For 2006, the total increase for each executive was divided between the plans as follows:

Name	Tax- qualified	Non- qualified

Johns	$25,940	$600,839
Bielen	$12,943	$127,772
Long	$23,891	$138,045

        The named executives have account balances in our nonqualified deferred compensation plan. The Nonqualified Deferred Compensation Table (page 45) has more information. The earnings on an executive's balance reflect the earnings of investments selected by that executive. These earnings are the same as for any other investor in these investments, and we do not provide any above-market or preferential earnings rates.

        Column (i) – All other compensation. These amounts include the following:

All Other Compensation Table—2007

Name	401(k) matching	Nonqualified deferred compensation plan contributions	Dividend equivalents	Financial planning program	Other perquisites	Severance benefits

Johns	$8,800	$82,867	$263,256	$7,646	$3,129	$0
Bielen	$8,800	$23,533	$0	$0	$0	$0
Corsi	$0	$4,339	$0	$0	$0	$1,152,226
Johnson	$8,800	$6,200	$0	$0	$0	$0
Long	$8,800	$18,767	$0	$6,994	$1,115	$0
Thigpen	$8,800	$14,089	$0	$9,728	$0	$0

All Other Compensation Table—2006

Name	401(k) matching	Nonqualified deferred compensation plan contributions	Dividend equivalents	Financial planning program	Other perquisites

Johns	$8,400	$78,003	$183,410	$12,416	$1,108
Bielen	$8,400	$20,783	$0	$0	$0
Corsi	0	$500,000	$0	$0	$0
Long	$8,400	$14,258	$0	$12,133	$0

        401(k) Matching. Our employees can contribute a portion of their salary, overtime and cash incentives to our tax-qualified 401(k) plan and receive a dollar-for-dollar company matching contribution. The maximum match is 4% of the employee's eligible pay. The tables show the matching received by the named executives.

        Nonqualified Deferred Compensation Plan Contributions. The tables include contributions that we made to each named executive's account under our nonqualified deferred compensation plan. The Nonqualified Deferred Compensation Table (page 45) has more information about 2007 participation in this plan.

        Dividend Equivalents. The tables include dividend equivalents that Mr. Johns elected to receive in cash, instead of having them reinvested in our nonqualified deferred compensation plan.

        Financial Planning Program. We have engaged a third party to provide a financial and tax planning program for certain senior officers. We believe this program helps the officers plan their financial future, while minimizing the distractions and time normally required.

        We pay the provider's fees and travel expenses. The amount of these payments is included in the tables. These payments are taxable income to the officer. We do not provide a tax "gross up," and the appropriate taxes are withheld from the officer's pay.

        Other Perquisites. We pay for dining club memberships for Mr. Johns and Ms. Long. The amount of these membership fees is included in the tables. We reimburse the officers for business-related meals in accordance with our regular policies. They pay for all personal meals.

        Our Board of Directors has adopted a corporate aircraft policy. Under this policy, family members or guests of our employees may travel on a corporate aircraft if the aircraft is making a business-related flight, the aircraft has empty seats, and the flight plan does not need to be changed to include special landings or additional destinations. We do not believe we incur any measurable additional costs under this policy. We assess the employee with imputed taxable income as required by the Internal Revenue Code. Mr. Johns was assessed $521 in imputed taxable income in 2007 and $1,133 in imputed taxable income in 2006. (Under the SEC's disclosure rules, these amounts are not included in the tables because we incurred no measurable additional cost to provide the benefit.)

        At its November 2007 meeting, the compensation consultant gave the Compensation Committee information about the corporate aircraft policies of other companies. The consultant noted that some companies allow the chief executive officer to use company aircraft for personal trips for a set number of hours per year, to reduce the officer's personal travel time and thereby increase the time the officer can effectively conduct company business. The Committee decided to adopt a policy to permit Mr. Johns (and his guests) to fly in corporate aircraft for up to 20 hours per year for personal purposes. Mr. Johns did not fly under this policy in 2007.

        Severance Benefits. During its May 2007 reorganization of certain aspects of our operations (as discussed above), the Board of Directors determined that there was no longer an appropriate role for Mr. Corsi. The Compensation Committee decided to offer Mr. Corsi separation benefits in exchange for his agreement to resign, to provide certain consulting services, and to sign a release of all claims that he might have against us. In establishing the terms of the separation benefits, the Committee took into account, among other things, the fact that Mr. Corsi had recently left a similar position to join us, the fact that we had provided him certain benefits to compensate him for benefits he lost by leaving his previous employer, and the recommendations and advice of the compensation consultant. The severance benefits included in the table represent:

  •
  a payment equal to one years' base salary ($415,000),
  •
  a payment of $79,808 (equal to 10 weeks' base salary) as compensation for his agreement to provide us with consulting services until September 15, 2007,
  •
  a payment of $134,875, representing one-half of his 2007 target AIP annual incentive opportunity,
  •
  payment of the special allocation we made to Mr. Corsi's account under our deferred compensation plan ($500,000 plus earnings of $16,858), which we provided when Mr. Corsi began employment with us in recognition of benefits that he lost by leaving his former employer,
  •
  continued medical and dental insurance at the premium rate for active employees until the earlier of the date he becomes eligible for coverage at another employer and June 30, 2008 (provided at a cost of $3,119 during 2007),
  •
  retention of the laptop computer that we had provided, after information about us had been removed (a cost of $2,566), and
  •
  outplacement services consistent with those we usually provide senior officers. (Mr. Corsi did not use these outplacement services.)

        In addition to these benefits, when Mr. Corsi signed the release of claims:

  •
  the 9,850 performance shares and 6,589 restricted stock units that we provided when Mr. Corsi began employment with us (in recognition of benefits that he lost by leaving his former employer) were vested,
  •
  the 35,070 SARs that we provided when Mr. Corsi began employment with us (in recognition of benefits that he lost by leaving his former employer) became exercisable, and he will have until June 30, 2010 to exercise the SARs,
  •
  925 of the performance shares awarded to Mr. Corsi in 2007 (representing the original 7,400 performance share award (at target) as prorated to take into account the period of Mr. Corsi's employment during the award's 4-year performance period) were vested, and
  •
  4,075 of the SARs awarded to Mr. Corsi in 2007 (representing one-fourth of the original 16,300 SAR award) became exercisable, and he will have until June 30, 2010 to exercise the SARs.

Grants of Plan-Based Awards

        This table has additional information about:

  •
  the 2007 performance share and RSU awards shown in column (e) of the Summary Compensation Table,
  •
  the 2007 SAR awards shown in column (f) of the Summary Compensation Table, and
  •
  the AIP incentive opportunities granted for 2007, which were payable in March 2008 and are shown in column (g) of the Summary Compensation Table.

Grants of Plan-Based Awards Table

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards
Name (a)	Grant date (b)	Threshold ($) (c)		Target ($) (d)		Maximum ($) (e)

Johns	3/5/07 3/5/07 3/5/07	$272,250		$825,000		$1,650,000
Bielen	3/5/07 3/5/07 3/5/07 3/5/07	$91,163		$276,250		$552,500
Corsi	3/5/07 3/5/07 3/5/07	$90,090	(1)	$273,000	(1)	$546,000 (1)
Johnson	6/28/07 3/5/07 6/28/07 3/5/07 3/5/07 6/28/07	$68,970		$209,000		$418,000
Long	3/5/07 3/5/07 3/5/07 3/5/07	$68,970		$209,000		$418,000
Thigpen	3/5/07 3/5/07 3/5/07 3/5/07	$68,970		$209,000		$418,000

Grants of Plan-Based Awards Table
(continued from previous page)

Estimated Future Payouts of Shares Under Equity Incentive Plan Awards						All other stock awards: number of shares of stock or units (#) (i)	All other SAR awards: number of securities underlying SARs (#) (j)
										Grant date fair value of stock and SAR awards (3) (l)
Threshold (#) (f)		Target (#) (g)		Maximum (#) (h)					Base price of SAR awards ($/Sh) (k)

13,700		27,400		54,800			60,400		$43.46	$666,850 $666,061
3,700		7,400		14,800		4,000	16,300		$43.46	$180,098 $173,840 $179,748
3,700	(2)	7,400	(2)	14,800	(2)		16,300	(2)	$43.46	$180,098 $179,748
950 750		1,900 1,400		3,800 2,800		2,000	4,100 3,000		$43.46 $48.05	$46,241 $37,671 $86,920 $45,213 $34,673
1,650		3,300		6,600		3,000	7,400		$43.46	$80,314 $130,380 $81,603
1,650		3,300		6,600		2,000	7,400		$43.46	$80,314 $86,920 $81,603

(1)
This award was forfeited when Mr. Corsi resigned as an employee on June 30, 2007. See the discussion under Severance Benefits at page 36 for more information about severance benefits he received that were related to this award.
(2)
A portion of this award was forfeited when Mr. Corsi resigned as an employee on June 30, 2007. See the discussion under Severance Benefits at page 36 for more information about severance benefits he received that were related to this award.
(3)
These numbers show the fair value, as of the date of the grant, of awards made in 2007. These numbers were calculated in accordance with the proxy statement disclosure rules and Financial Accounting Standards Board Statement No. 123R, Share-Based Payment. The assumptions we used under FAS 123R are: for performance share awards, a stock price of $43.46 ($48.05 for Ms. Johnson's June 2007 award), and expected performance share payout of 56%; for restricted stock unit awards, a stock price of $43.46; and for SAR awards, expected volatility of 16.2% to 31.0%, a risk-free interest rate of 4.5% to 4.6%, a dividend rate of 2.0%, and an expected exercise date of 2012 to 2015; and a 0% forfeiture rate for all awards.

Discussion of Grants of Plan-Based Awards Table

        Columns (c), (d) and (e) – Estimated future payouts under non-equity incentive plan awards. On March 5, 2007, the Compensation Committee granted 2007 target incentive opportunities to the named executives as follows:

  •
  Johns – 100% of salary
  •
  Bielen – 65% of salary
  •
  Corsi – 65% of salary
  •
  Johnson – 50% of salary
  •
  Long – 55% of salary
  •
  Thigpen – 55% of salary

        The Committee established these performance goals for the named executives:

Goal	Minimum (33% payout)	Target (100% payout)	Maximum (200% payout)

OEPS	$3.50	$3.70	$3.90
Expense management	$290M	$280M	$265M
Mortgage production	$800M	$900M	$1,000M
Participating income	$18M	$20M	$22M
Deliquencies (as % of mortgage balances outstanding)	0.75%	0.625%	0.50%
Excess spread vs. ACLI Index (basis points)	18bp	22bp	25bp

        M= millions

        The performance goals for Messrs. Johns, Bielen and Corsi and Ms. Long were (a) our operating earnings per share (OEPS) – two-thirds; and (b) expense management—one-third. The performance goals for Mr. Thigpen were (a) – OEPS—47%; (b) expense management – 20%; (c) mortgage production—8.25%; (d) participating income—8.25%; (e) mortgage delinquencies—8.25%; and (f) excess spread versus ACLI Index—8.25%. The Committee did not establish performance goals for Ms. Johnson; instead, as permitted by the AIP, her goals were determined by Mr. Johns. These goals were (a) OEPS—26.7%; (b) expense management—13.3%; (c) various Life and Annuity Division and individual goals—60%.

        In connection with Ms. Johnson's promotion in June 2007 (as discussed in the notes to the Summary Compensation Table), on June 28, 2007, the Committee revised her 2007 target incentive opportunity to 55% of salary. The Committee also revised her performance objectives to be (a) for the period January 1, 2007 through June 30, 2007, achievement of the performance goals set forth above during that period, and (b) for the period July 1, 2007 through December 31, 2007, two-thirds based on the achievement of the OEPS goal and one-third based on achievement of the expense management goal.

        Performance below the minimum for any goal would result in no payout with respect to that goal. We interpolate if performance is between the minimum and the target, or between the target and the maximum, to determine the percentage to pay. At its March 2008 meeting, the Compensation Committee determined that:

  •
  our OEPS was $3.99,
  •
  our expenses (as defined by the expense management goal) were $294 million,
  •
  mortgage production was $1,003 million,
  •
  participating income was $37.5 million,

  •
  mortgage delinquencies were .69%, and
  •
  excess spread versus the ACLI Index was 30.2%.

        The AIP incentives for 2007 were paid on March 15, 2008, and are shown in column (g) of the Summary Compensation Table (page 29). The portion of Ms. Johnson's AIP incentive that was attributable to achievement of Life and Annuity Division goals and individual performance was determined in the Committee's discretion, and is shown in column (d) of the Summary Compensation Table (page 28).

        Columns (f), (g) and (h) – Estimated future payouts under equity incentive plan awards – March 5, 2007 awards. On March 5, 2007, the Compensation Committee granted performance share awards under our Long-Term Incentive Plan to the named executives and other officers and key employees. The named executives received the following performance share grants:

  •
  Johns – 27,400
  •
  Bielen – 7,400
  •
  Corsi – 7,400
  •
  Johnson – 1,900
  •
  Long – 3,300
  •
  Thigpen – 3,300

        Payment of the awards will be based on a comparison of our average return on average equity (ARAE) for a 4-year period (2007-2010) to that of a 29 company peer group of insurance and financial services companies. A company that is acquired or exits the industry during the 4-year period is ranked below us for comparison purposes.

        The companies in the performance share peer group are shown (with the compensation peer group) on page 23. The performance share peer group does not include all of the companies in the compensation peer group. The Committee determined that the omitted companies had a business mix that was so different from ours that it was not appropriate to compare shareholder returns with those companies, or that the inclusion of the companies in the performance share peer group was otherwise inadvisable.

        The performance shares awarded to the named executives will be paid according to this schedule:

If our ARAE (out of 30 total companies) is –	Award earn-out

19th or worse (below 40th percentile)	0%
18th (40th percentile)	50%
15th (50th percentile)	67%
7th (75th percentile)	150%
3rd or better (90th percentile)	200%

        We interpolate if performance is between the 40th percentile and the 50th percentile, between the 50th percentile and the 75th percentile, or between the 75th percentile and the 90th percentile, to determine the exact percentage to pay. Earned awards are paid as soon as we have made the necessary determinations and the Committee has approved the pay-outs, which is usually about 5 months after the end of the 4-year award period.

        If a performance share recipient's employment ends due to death, disability, retirement at age 65, or early retirement (at our request or with our consent), the performance shares will generally be paid out based on performance as of the end of the previous year. The amount paid out would be reduced to reflect the number of months remaining between the date employment terminated and the end of the 4-year award period. The Committee may also pay out performance shares using this formula if a recipient's employment ends due to the sale of a business unit or a major reduction of our workforce.

        Performance share pay outs are made in shares of our common stock (except for a portion payable in cash equal to the tax withholding obligation on the payment).

        Columns (f), (g) and (h) – Estimated future payouts under equity incentive plan awards – June 2007 awards to Ms. Johnson. On June 28, 2007, the Compensation Committee granted 1,400 performance shares to Ms. Johnson under our Long-Term Incentive Plan. The award was made in recognition of her past performance and her promotion to Executive Vice President and Chief Operating Officer.

        Payment of the performance share award will be based on a comparison of our average return on average equity for the 4-year period 2007-2010 to that of the peer group that we used for other 2007-2010 awards. The earn-out schedule and other terms are the same as those for the March 5, 2007 grants.

        Column (i) – All other stock awards: number of shares of stock or units. On March 5, 2007, the Compensation Committee granted restricted stock units to Messrs. Bielen and Thigpen and Mses. Johnson and Long under our Long-Term Incentive Plan. This award will align their interests to those of our share owners.

        The restricted stock units will earn dividend equivalents until they vest. Each time we pay a dividend on our stock, we will credit the officer's account with additional RSUs by:

  •
  multiplying the dividend paid per share by the number of restricted stock units, and
  •
  dividing that amount by the closing price of our stock on the dividend record date.

        The restricted stock units will vest as follows:

  •
  one-fourth of the officer's RSUs on March 5, 2008 will vest on that date,
  •
  one-third of the remaining unvested RSUs on March 5, 2009 will vest on that date,
  •
  one-half of the remaining unvested RSUs on March 5, 2010 will vest on that date, and
  •
  the remainder of the unvested RSUs will vest on March 5, 2011.

        The restricted stock units will also vest if the officer's employment ends due to death, disability, retirement at age 65, or early retirement (at our request or with our consent). Any unvested RSUs will be forfeited if employment ends for other reasons.

        Vested restricted stock units are paid in shares of our common stock (except for a portion payable in cash equal to the tax withholding obligation on the payment).

        Column (j) – All other SAR awards: number of securities underlying SARs – March 5, 2007 awards. On March 5, 2007, the Compensation Committee granted stock appreciation rights to the named executives under our Long-Term Incentive Plan. The base price of each SAR (shown in column (k)) is the closing price of our stock on that date.

        The SARs become exercisable in 4 equal annual installments, beginning March 5, 2008. An officer who exercises an SAR receives the difference between the value of our common stock at the time of exercise and the SAR's base price. This "spread" is payable in shares of our common stock (except for a portion payable in cash equal to the tax withholding obligation due when the SAR is exercised). If the officer exercises SARs and goes to work with one of our competitors within a year of the SAR exercise, we have the right to recover the spread from all SAR exercises that occurred within the year before the officer terminated employment. The SARs terminate on March 5, 2017, if they have not been exercised or otherwise cancelled.

        The SARs also become exercisable if the officer's employment ends due to death, disability or early or normal retirement, in which case they remain exercisable for 3 years (but not past March 5, 2017). If employment terminates for any other reason, any unexercised SARs are immediately cancelled. The Committee may make the exercise date of SARs earlier, or give an SAR recipient additional time to exercise (but not later than March 5, 2017), if it believes such an action is appropriate.

        Column (j) – All other SAR awards: number of securities underlying SARs – June 2007 award to Ms. Johnson. On June 28, 2007, the Compensation Committee granted 3,000 stock appreciation rights to Ms. Johnson under our Long-Term Incentive Plan. The award was made in recognition of her past performance and her promotion to Executive Vice President and Chief Operating Officer. The Committee set the base price as the closing price of our stock on the date of grant.

        These SARs will become exercisable in 4 equal annual installments, beginning June 28, 2008. The SARs have a termination date of June 28, 2017. The other terms of these SARs are the same as those of the March 5, 2007 awards.

        Change of Control. Special vesting and payment provisions apply to performance share, SAR and RSU awards if we have a change of control. See "Potential Payments upon Change of Control" (page 47) for more information.

Outstanding Equity Awards

        This table has information about the named executives' outstanding equity awards at December 31, 2007.

Outstanding Equity Awards at Fiscal Year-End Table

	SAR Awards					Stock Awards
Name (a)	Number of securities underlying unexercised SARs exercisable (#) (b)	Number of securities underlying unexercised SARs unexercisable (#) (c) (1)		SAR base price ($) (d)	SAR expiration date (e)	Number of shares or units of stock that have not vested (#) (f) (7)	Market value of shares or units of stock that have not vested ($) (g) (8)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#) (h) (9)		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($) (i) (8)

Johns	166,302 300,000 11,600 6,325 0	0 0 11,600 18,975 60,400	(2) (3) (4)	$22.31 $32.00 $41.05 $48.60 $43.46	3/6/2010 3/4/2012 3/4/2015 3/3/2016 3/5/2017			29,800 32,500 27,400	(10) (11) (12)	$1,222,396 $1,333,150 $1,123,948
Bielen	17,317 15,000 0 2,350 1,400 0	0 0 50,000 2,350 4,200 16,300	(5) (2) (3) (4)	$22.31 $32.00 $26.49 $41.05 $48.60 $43.46	3/6/2010 3/4/2012 3/3/2013 3/4/2015 3/3/2016 3/5/2017	4,061	$165,582	6,100 7,200 7,400	(10) (11) (12)	$250,222 $295,344 $303,548
Corsi	35,070 4,075	0 0		$45.70 $43.46	6/30/2010 6/30/2010
Johnson	0 0	4,100 3,000	(4) (6)	$43.46 $48.05	3/5/2017 6/28/2017	2,030	$83,271	2,360 2,430 1,900 1,400	(10) (11) (12) (12)	$96,808 $99,679 $77,938 $57,428

Outstanding Equity Awards at Fiscal Year-End Table

	SAR Awards					Stock Awards
Name (a)	Number of securities underlying unexercised SARs exercisable (#) (b)	Number of securities underlying unexercised SARs unexercisable (#) (c) (1)		SAR base price ($) (d)	SAR expiration date (e)	Number of shares or units of stock that have not vested (#) (f) (7)	Market value of shares or units of stock that have not vested ($) (g) (8)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#) (h) (9)		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($) (i) (8)

Long	17,962 15,000 1,400 750 0	0 0 1,400 2,250 7,400	(2) (3) (4)	$22.31 $32.00 $41.05 $48.60 $43.46	3/6/2010 3/4/2012 3/4/2015 3/3/2016 3/5/2017	3,045	$124,906	3,700 3,800 3,300	(10) (11) (12)	$151,774 $155,876 $135,366
Thigpen	15,000 0 0	0 35,000 7,400	(13) (4)	$32.00 $41.05 $43.46	3/4/2012 3/4/2015 3/5/2017	2,030	$83,271	2,610 2,720 3,300	(10) (11) (12)	$107,062 $111,574 $135,366
(1)
The regular SAR exercise schedules are shown in the following footnotes. In addition, the SARs become exercisable if the officer's employment ends due to death, disability or retirement, in which case the SARs remain exercisable for 3 years (but not past the expiration date shown for those SARs). If employment terminates for any other reason, any unexercised SARs are immediately cancelled. The Committee may make the exercise date of SARs earlier, or give an SAR recipient additional time to exercise (but not later than the expiration date shown for those SARs), if it believes such an action is appropriate. See "Potential Payments upon Change of Control" (page 47) for information about SAR exercises if we have a change of control.
(2)
These SARs become exercisable in 2 equal annual installments, beginning March 4, 2008.
(3)
These SARs become exercisable in 3 equal annual installments, beginning March 3, 2008.
(4)
These SARs become exercisable in 4 equal annual installments, beginning March 5, 2008.
(5)
These SARs become exercisable on March 3, 2008.
(6)
These SARs become exercisable in 4 equal annual installments, beginning June 28, 2008.
(7)
Represents unvested restricted stock units. The RSUs will vest as follows:
  •
  one-fourth of the RSUs will vest on March 5, 2008,
  •
  one-third of the remaining unvested RSUs on March 5, 2009 will vest on that date,
  •
  one-half of the remaining unvested RSUs on March 5, 2010 will vest on that date, and
  •
  the remainder of the unvested RSUs will vest on March 5, 2011.

The restricted stock units will also vest if employment ends due to death, disability, retirement at age 65, or early retirement (at our request or with our consent). Any unvested RSUs will be forfeited if employment ends for other reasons. See "Potential Payments upon Change of Control" (page 47) for information about RSU vesting if we have a change of control.
(8)
Based on an assumed stock price of $41.02 per share, which was our closing stock price on December 31, 2007.
(9)
The actual number of shares earned will probably be different from these estimates. The performance level that we used for these estimates is based on the proxy statement disclosure rules. Payment of shares of common stock for a performance award is made in May or June of the year after the last year of the 4-year performance period. If a performance share recipient's employment ends due to death, disability, retirement at age 65, or early retirement (at our request or with our consent), the performance shares will be paid out based on performance as of the end of the previous year. The amount paid out would be reduced to reflect the number of months remaining between the date employment terminated and the end of the 4-year award period. The Committee may also pay out performance shares using this formula if a recipient's employment ends due to the sale of a business unit or a major reduction of our workforce. See "Potential Payments upon Change of Control" (page 47) for information about performance share payout if we have a change of control.

(10)
Represents unvested and unearned performance shares for the 2005-2008 performance period, based on the assumption that the target performance goal for the grant (and 100% payout) will be achieved.
(11)
Represents unvested and unearned performance shares for the 2006-2009 performance period, based on the assumption that the target performance goal for the grant (and 100% payout) will be achieved.
(12)
Represents unvested and unearned performance shares for the 2007-2010 performance period, based on the assumption that the target performance goal for the grant (and 100% payout) will be achieved.
(13)
These SARs become exercisable on March 4, 2010.

SAR Exercises and Earned Performance Shares

        This table has presents an estimate of the performance shares earned by the named executives for the 4-year performance period ending December 31, 2007 and payable in 2008 and, for Mr. Corsi, the performance shares and restricted stock units that were paid to him upon the termination of his employment. None of the named executives exercised SARs in 2007.

SAR Exercises and Stock Vested Table

	Stock Awards
Name (a)	Number of shares acquired on vesting (#) (b)	Value realized on vesting ($) (c)

Johns	26,524	$1,088,014
Bielen	4,864	$199,521
Corsi	17,364	$855,698
Johnson	1,976	$81,056
Long	3,268	$134,053
Thigpen	1,984	$81,384

Discussion of SAR Exercises and Stock Vested Table

        Column (b) – Number of shares acquired on vesting. The named executives (except Mr. Corsi) have performance share awards for the 2004-2007 performance period that will be payable in 2008. Earned awards will be payable in shares of our common stock. The information needed to determine the amount payable is not yet available, so these numbers are estimates.

        Mr. Johns and Mr. Bielen have each elected to defer receipt of 94% of the shares of common stock that are payable under this performance share award. The amounts deferred will be credited to our nonqualified deferred compensation plan.

        The number shown for Mr. Corsi includes shares of common stock that were issued with respect to 10,775 performance shares and 6,589 restricted stock units. These performance shares and RSUs vested when Mr. Corsi terminated employment under the terms of our severance arrangements with him. See page 33 for more information about these severance benefits.

        Column (c) – Value realized upon vesting. For all of the named executives except Mr. Corsi, these estimated values are based on a stock price of $41.02 per share, which was the closing price of our common stock on December 31, 2007 (without reduction for the tax withholding that will be applied to the payments).

        For Mr. Corsi, values are based on a stock price of $49.28 per share, which was the closing price of our common stock on June 1, 2007 (the date on which the shares referred to in column (b) were issued), and without reduction for the tax withholding that was applied to the payments.

Post-Employment Benefits

        This table has information about benefits payable to the named executives upon their retirement.

Pension Benefits Table

Name (a)	Plan name (b)	Number of years credited service (#) (1) (c)	Present value of accumulated benefit ($) (2) (d)

Johns	Pension Excess Benefit	14 14	$267,196 $2,618,972
Bielen	Pension Excess Benefit	17 17	$184,989 $489,679
Corsi	Pension Excess Benefit	0 0	$0 $0
Johnson	Pension Excess Benefit	3 3	$30,565 $33,059
Long	Pension Excess Benefit	14 14	$234,971 $425,949
Thigpen	Pension Excess Benefit	24 24	$324,374 $509,189
(1)
The number of years of service that are used to calculate the executive's benefit under each plan, as of December 31, 2007.
(2)
The actuarial present value of the executive's benefit under each plan as of December 31, 2007. The valuation method and material assumptions that we used to calculate these amounts are discussed in note 13 of the footnotes to our 2007 financial statements.

Discussion of Pension Benefits Table

        We have "defined benefit" pension plans to help provide our employees with retirement security.

        Pension Plan.    Almost all of our full-time employees participate in our tax qualified pension plan. The monthly benefit payable under the plan at normal retirement age (usually age 65) equals:

  •
  1.1% of the employee's final average pay times years of service (up to 35 years), plus
  •
  0.5% of the employee's final average pay over the employee's Social Security covered pay times years of service (up to 35 years), plus
  •
  0.55% of the employee's final average pay times years of service (over 35 years).

        Final average pay is the average of the employee's pay for the 36 consecutive months that produces the highest average. Pay includes base salary, overtime and AIP incentives. Pay does not include performance shares, gains on SAR exercises, vesting of restricted stock units, or other extraordinary items.

        Social Security covered pay is one-twelfth of the average of the Social Security wage bases for the 35-year period ending when the employee reaches age Social Security retirement age. The wage base is the maximum amount of pay for a year for which Social Security taxes are paid. Social Security retirement age is between age 65 and 67, depending on the employee's date of birth.

        The benefit formula determines the employee's monthly benefit as a life annuity (that is, monthly payments until the employee dies). Unless special IRS rules apply, benefits are not paid before employment ends. Instead of taking a life annuity, the employee may elect to receive:

  •
  a 50%, 75% or 100% joint and survivor annuity (the employee receives a smaller benefit for life, and the employee's designated survivor receives a benefit of 50%, 75% or 100% of the reduced amount for life), or
  •
  a 5-, 10- or 15-year period certain and life annuity benefit (the employee receives a smaller benefit for life and, if the employee dies before the selected period, the employee's designated survivor receives the reduced amount until the end of the period), or
  •
  a lump sum benefit.

        If an employee chooses one of these benefit options, the plan actuary uses the interest rate assumptions and mortality tables specified in the plan to adjust the benefit so it has the same value as the life annuity, as determined on an actuarial basis.

        An employee whose employment ends before age 65 may begin benefit payments as early as age 55, if the employee had at least 10 years of service. (However, benefits may not begin before employment terminates.) The plan actuary reduces this "vested" benefit below the level of the age 65 benefit to account for early commencement, so the benefit remains the actuarial equivalent of a benefit beginning at age 65.

        If an employee retires after age 55 with at least 10 years of service, the employee may take an "early retirement" benefit, beginning immediately after employment ends. Mr. Johns is eligible for early retirement. The early retirement benefit is based on the pension plan formula. The benefit is reduced below the level of the age 65 benefit; however, the reduction for an early retirement benefit is not as great as the reduction for early commencement of a vested benefit. (For example, the early retirement reduction at age 55 is 50%; the actuarial reduction (using the plan interest rates and mortality tables on December 31, 2007) was 62%. At age 62, the early retirement reduction is 20%, and the actuarial reduction was 26%.)

        Nonqualified "Excess" Pension Plan. Benefits under our tax qualified pension plan are limited by the Internal Revenue Code. We believe we should pay our employees the total pension benefit they have earned, without imposing these Code limits. Therefore, like many large companies, we have a nonqualified "excess" benefit plan that makes up the difference between:

  •
  the benefit determined under the tax qualified plan formula, without applying these limits, and
  •
  the benefit actually payable under the tax qualified plan, taking these limits into account.

        Benefits under the excess plan are paid at the same time and in the same form as the related benefits from our tax qualified pension plan. Payment is made from our general assets, and not from the assets of the tax qualified plan.

Nonqualified Deferred Compensation

        This table has information about the named executives' participation in our nonqualified deferred compensation plan in 2007.

Nonqualified Deferred Compensation Table

Name (a)	Executive contributions in last FY ($) (b) (1)	Registrant contributions in last FY ($) (c) (2)	Aggregate earnings in last FY ($) (d)	Aggregate withdrawals/ distributions ($) (e) (3)	Aggregate balance at last FYE ($) (f) (3)

Johns	$1,603,708	$82,867	($1,911,468)	$0	$12,942,429
Bielen	$223,641	$23,533	($268,637)	$0	$2,094,351
Corsi	$9,630	$4,333	$10,485	$516,858	$17,528
Johnson	$0	$6,200	($212)	$0	$5,989
Long	$0	$18,767	($277,939)	$0	$2,145,178
Thigpen	$273,444	$14,089	($20,114)	$0	$421,141
(1)
These amounts include the following amounts that are also included in column (c) (Salary) of the Summary Compensation Table (page 28) as compensation paid to the officer in 2007:
•
Johns – $33,125
•
Bielen – $16,659
•
Corsi – $9,630

For Mr. Thigpen, these amounts include $138,125 that is also included in column (g) (Non-equity incentive plan compensation) of the Summary Compensation Table (page 29) as compensation paid to him in 2007.

The remainder of these amounts is the value of performance shares earned for the 2003-2006 performance period and paid to the named executive in May 2007. These amounts were compensation for 2006, and were reported (on an estimated basis) for Messrs. Johns and Bielen in last year's proxy statement.
(2)
These contributions are also reported in column (i) (All other compensation) of the Summary Compensation Table (page 29).
(3)
These amounts include the following amounts that have been reported as compensation to the officer in previous proxy statements:
•
Johns – $11,550,863
•
Bielen – $1,469,326
•
Corsi – $504,167
•
Long – $1,576,820

Discussion of Nonqualified Deferred Compensation Table

        Deferrals by Our Officers. The named executives and other key officers can elect to participate in our nonqualified deferred compensation plan. An officer who defers compensation under the plan does not pay taxes on the compensation at that time. Instead, the officer pays taxes on the compensation (and any earnings on the compensation) only when the officer receives the compensation and earnings from the plan.

        Eligible officers may defer:

  •
  up to 25% of their base salary,
  •
  up to 94% of any AIP incentive, and/or
  •
  all or a portion of the shares of common stock payable when performance shares are earned.

        An election to defer base salary for a calendar year must be made by December 31 of the previous year. An election to defer an AIP incentive for a calendar year must be made by June 30 of that year. An election to defer earned performance shares for a 4-year performance period must be made by June 30 of the last year in the performance period.

        Deferred compensation accrues earnings based on the investment choices available under the plan. For deferred base salary and AIP incentives, the officer can choose between our common stock and 9 mutual funds. All earnings on deferred performance shares are based on the performance of our common stock. The 2007 investment returns for each of the investment choices were

Investment Choice	Return

AIM Mid Cap Equity A	9.9%
American Funds American Balanced R4	6.6%
American Funds Growth Fund R4	11.0%
Dodge & Cox Stock	0.1%
Neuberger Berman Genesis Tr	21.8%
Protective Stock Fund	(11.9%	)
Templeton Foreign A	17.2%
Vanguard Total Stock Market Index	5.5%
Wells Fargo Cash Investment Money Market – Admin. Class	5.1%
Wells Fargo Index I	5.2%

        An officer may elect to receive payments in a lump sum or in up to 10 annual installments. An officer may elect to receive a deferred amount (and earnings) upon termination of employment. The officer may not change this election. An officer may instead elect to receive a deferred amount (and earnings) on a fixed date (before the officer's 70th birthday). An officer may also request a distribution if the officer has an extreme and unexpected financial hardship, as determined under IRS rules.

        Supplemental Matching. We make supplemental matching contributions to the account of eligible officers. These contributions provide matching that we would otherwise contribute to our tax qualified 401(k) plan, but which we cannot contribute because of Internal Revenue Code limits on 401(k) plan matching. For a calendar year, the supplemental match that an officer receives is

  •
  the lesser of
  •
  4% of the officer's base salary and AIP incentive during the year, and
  •
  the amount the officer deferred under both our 401(k) plan and our nonqualified deferred compensation plan during the year; minus
  •
  the actual match the officer received in the 401(k) plan for that year, applying the Internal Revenue Code limits.

        Supplemental matching contributions are credited to the officer's account at the same time 401(k) matching contributions are made – in February or early March of the year after the year in which the related deferrals were made. Half of an officer's supplemental matching has earnings that are based on the performance of our common stock. The officer can choose between our common stock and 9 mutual funds for the remaining matching. Supplemental matching is paid only after termination of employment. The officer can elect payment in a lump sum or in up to 10 annual installments.

        Other Provisions. Investment choices must be in 1% increments. An officer may transfer money between the mutual funds on any business day. An officer may not transfer money into or out of our common stock. An officer may elect to receive dividend equivalents on deferred stock in cash, instead of having them reinvested. We do not provide any above-market or preferential earnings rates, and do not guarantee that an officer's investments will make money.

        If an officer terminates employment due to death or disability, the officer's plan balance is paid immediately in a lump sum. Also, if an officer terminates employment before early or normal retirement under our pension plan, the officer's plan balance is paid immediately in a lump sum, regardless of the officer's other elections.

        Amounts invested in mutual funds are paid in cash. Amounts invested in our common stock are paid in shares of stock.

        See "Potential Payments upon Change of Control" (page 47) for information about plan provisions that apply if we have a change of control.

Potential Payments upon Change of Control

        Change of Control. We have programs that apply if we have a change of control. A change of control occurs if:

  •
  someone acquires 15% or more of our stock, unless the acquisition occurs as part of a tender offer for all of our stock at a price and on terms that our Board of Directors decides is in our and your best interests, or
  •
  we merge with another company, unless either
  •
  the members of our Board constitute the majority of the board of the new company, or
  •
  our share owners own 50% or more of the new company's stock, or
  •
  all or substantially all of our assets are sold or transferred in one transaction or a series of related transactions, or
  •
  the Board decides that a change of control has occurred. (This provision applies only to awards under our Long-Term Incentive Plan.)

        Long-Term Incentive Plan. If we have a change of control, all outstanding 2005 and 2006 performance share awards will be paid out at the 75th percentile level of performance (or the actual level of achievement at that time, if greater). All outstanding 2007 performance share awards would be paid out at the 60th percentile level of performance (or the actual level of achievement at that time, if greater).

        Before a change of control occurs, the Compensation Committee may decide that SARs and restricted stock units will remain outstanding, or will be replaced with other awards after the change of control occurs. The value and terms of these alternative awards must substantially equal those of the prior awards. If the Committee does not make this decision, then all RSUs would vest upon a change of control. Also, all SARs would be cancelled in exchange for a payment in cash or our common stock, based on the value of our stock on the date of the change of control.

        Employment Continuation Agreements. We have employment continuation agreements with our named executives and other key officers. Under the agreements, the officer agrees to remain employed for 2 years after a change of control. During this 2-year period, the officer will be provided with base salary, annual cash incentive opportunities, long-term incentive opportunities, employee benefits and perquisites that are no less favorable than those the officer had before the change of control occurred. These obligations end if the officer dies, becomes disabled, is fired for "cause" or resigns. Under the agreements, "cause" means conviction of a felony, or extreme dishonesty, misconduct or violations of the agreement that materially damage our business or reputation.

        If an officer is terminated without cause, or resigns for "good reason," the officer receives special termination benefits if the termination occurs within 2 years after a change of control. Termination is for good reason if any of these events occurs without the officer's written consent:

  •
  there is a material adverse change in the officer's duties, authority or responsibilities,
  •
  we fail to provide the officer with the promised level of compensation during the 2-year employment period,
  •
  we require the officer to work in an office that is more than 20 miles from the office where they worked before the change of control, or
  •
  we fail to get a company that acquires us to agree to comply with the terms of the agreement.

        The special termination benefits that we would have provided the named executives if there had been a change of control on December 31, 2007 are

  (1)
  a lump sum cash severance payment equal to 3 times the sum of:

  •
  the officer's annual salary,

  •
  the average of the officer's AIP incentive payments over the last 3 years, and

  •
  the average of the value of the long-term incentives granted to the officer over the last 3 years (excluding special or "one-time" grants).

  (2)
  a lump sum cash payment equal to the officer's target AIP incentive for the year in which the officer's termination occurs. (If termination is on or after December 31, the payment is based on the actual achievement of the performance goals for that year.)

  (3)
  a cash lump sum supplemental retirement benefit, determined by:

  •
  calculating the officer's benefit at age 65 under our pension plan and excess benefit plan after giving the officer credit for 3 extra years of service,

  •
  subtracting the officer's actual age 65 benefit under these plans, and

  •
  determining the actuarial lump sum value of the resulting amount, using the pension plan's standard actuarial table and an interest rate of the 10-year Treasury Note rate plus 0.75%.

  (4)
  continuation of the officer's medical, dental, disability and life insurance, and other welfare benefits, for 2 years after the officer's termination date. (This obligation will also end if the officer gets comparable benefits from another employer.)

  (5)
  if the officer is subject to the excise tax imposed by the Internal Revenue Code on certain change of control payments, a tax reimbursement payment that will put the officer in the same after-tax position that the officer would be in if this tax did not apply.

        The agreements have a 3-year initial term. The agreements extend for another year each May 1, unless the Board decides not to extend an officer's agreement and notifies the officer at least 30 days before the May 1 extension date.

        Nonqualified Deferred Compensation Plan; Excess Benefit Plan. Upon a change of control, an officer who has investments in company stock will be able to transfer those balances to the other investments available under the plan. Also, if an officer's employment is terminated after a change of control, the officer's benefits under our excess benefit plan will be paid in a cash lump sum using the pension plan's standard actuarial table and an interest rate of the 10-year Treasury Note rate plus 0.75%.

        Summary of Benefits. The following table shows the benefits that would have been paid under the L-TIP and the employment continuation agreements if there had been a change of control on December 31, 2007, and the named executives had been terminated without cause on that date. Mr. Corsi's employment terminated on June 30, 2007, so he will not receive any change of control benefits.

Potential Payments upon Change of Control Table

Name	Performance shares (1)	Restricted stock units	SARs (1)	Severance payment	AIP incentive	Supplemental retirement benefit	Medical and other benefits	Excise tax payment	Total

Johns	$4,318,381	$0	$0	$9,452,503	$1,105,500	$765,033	$195	$5,459,681	$21,101,263
Bielen	$985,506	$166,582	$726,500	$3,034,913	$370,200	$169,002	$20,184	$1,708,260	$7,181,147
Johnson	$380,994	$83,271	$0	$2,094,202	$300,300	$95,689	$14,754	$1,100,056	$4,069,266
Long	$519,929	$124,906	$0	$2,277,280	$280,100	$183,102	$19,498	$1,139,234	$4,544,049
Thigpen	$408,682	$83,271	$0	$2,249,898	$302,100	$144,954	$20,184	$1,169,923	$4,379,012
(1)
Based on an assumed stock price of $41.02 per share, which was our closing stock price on December 31, 2007, and disregarding that portion of the value of the 2004 performance share award that was actually earned as of December 31, 2007.

Director Compensation

This table has information about the 2007 compensation of our non-employee directors.

Director Compensation Table

Name (a)	Fees earned or paid in cash ($) (b)	Stock awards ($) (2) (c)	Total ($) (d)

H. Corbin Day (1)	46,600	36,962	83,562
James S.M. French	67,100	36,962	103,962
Thomas L. Hamby	43,400	36,962	80,362
Vanessa Leonard	56,400	36,962	93,362
Charles D. McCrary	40,400	36,962	77,362
John J. McMahon, Jr.	45,500	36,962	82,462
Malcolm Portera	51,500	36,962	88,462
C. Dowd Ritter	43,400	36,962	80,362
William A. Terry	45,800	36,962	82,762
W. Michael Warren, Jr.	47,900	36,962	84,862
Vanessa Wilson	53,700	36,962	90,662
(1)
Mr. Day is not standing for re-election at our 2008 annual meeting of share owners.
(2)
Each director was granted 800 shares of our common stock on May 7, 2007. This grant was made under our Stock Plan for Non-Employee Directors, which is described below. The amount in the table is based on the closing price of our stock on May 7, 2007 (as adjusted to reflect a pending dividend payment).

Discussion of Director Compensation Table

        We pay director compensation only to directors who are not our employees

        Column (b) – Fees earned or paid in cash. The 2007 cash compensation components were –

        Cash Retainer Fees

  •
  Board membership – $5,000 per quarter
  •
  Additional retainer for Audit Committee chair – $3,750 per quarter
  •
  Additional retainer for other Board committee chairs – $1,250 per quarter

        Cash retainers are paid in February, May, August and November.

        Meeting Attendance Fees

  •
  Board meeting (or per day for multi-day meetings):
  •
  out-of-town director in person – $2,600
  •
  out-of-town director by telephone – $1,500
  •
  in-town director – $1,500
  •
  Board committee meeting – $1,200

        For meetings held in Birmingham, our out-of-town directors are Mr. Cooper, Ms. Leonard, Dr. Portera and Ms. Wilson.

        Column (c) – Stock awards. On May 7, 2007, the Board approved the issuance of 800 shares of our common stock to each of our directors as their annual stock retainer.

        Stock Plan for Non-Employee Directors. We believe that director compensation should be tied to your interests as share owners. Therefore, we pay a significant percentage of director compensation in our common stock.

        Each year, the Board of Directors may grant each non-employee director shares of our stock as part of their annual retainer. The maximum grant is 2,000 shares per director per year. Grants are made under our Stock Plan for Non-Employee Directors, which you approved in 2004. We may issue no more than 100,000 shares under the plan before its scheduled May 1, 2014 termination date.

        Deferred Compensation Plan for Directors Who Are Not Employees of Protective. Directors may elect to defer their compensation. They may defer cash amounts into a common stock equivalent or an interest-bearing equivalent (earning interest at the 30-day LIBOR rate plus 0.75%). Directors may defer stock compensation only as common stock equivalents. We do not provide any above-market or preferential earnings rates, and do not guarantee that a director's investments in common stock equivalents will make money.

        Amounts deferred into the interest-bearing equivalent are payable in cash. Amounts deferred as common stock equivalents are payable as shares of stock.

        Air Travel and Expense Reimbursement. Directors may use our corporate aircraft for travel to and from our Board meetings. We reimburse our directors for customary and reasonable expenses associated with business travel. These amounts are not considered compensation and are not included in this table.

        Stock Ownership Guidelines. Our directors are expected to own our stock (or stock equivalents held under our deferred compensation plan) with a value of at least 3 times the annual retainer. If a director does not own this amount when first elected, the director must retain shares of stock until this level is met.

Compensation Committee Report

        The Compensation and Management Succession Committee reviewed and discussed with management the Compensation Disclosure and Analysis that begins on page 22. Based on this review and discussion, the Committee recommended to the Board of Directors that the Compensation Disclosure and Analysis be included in this proxy statement.

COMPENSATION AND MANAGEMENT SUCCESSION COMMITTEE
H. Corbin Day, Chairman Thomas L. Hamby C. Dowd Ritter

AUDIT-RELATED MATTERS

Audit Committee Report

        The Audit Committee serves a board-level oversight role in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives; discussions with management and the auditors; and the experience of the Audit Committee members in business, financial and accounting matters. The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditors. In its oversight role, the Committee relies on the work and assurances of: (1) Protective's management, who has the primary responsibility for the establishment and maintenance of systems of internal controls and for the preparation, presentation and integrity of the financial statements and other financial information included in Protective's Annual Report; and (2) Protective's independent accountants, who are responsible for planning and performing an independent audit of Protective's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

        In fulfilling its oversight responsibilities, the Committee has: (1) reviewed and discussed the audited consolidated financial statements with management, who represented to the Committee that our consolidated financial statements were prepared in accordance with accounting principles and practices generally accepted in the United States; (2) discussed with the independent accountants the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees), including their judgment as to the quality not just the acceptability of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosure in the financial statements; and (3) received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), discussed with the independent accountants its independence from the Company and its management and considered the compatibility of non-audit services provided by the independent accountants with auditor independence.

        The Committee discussed with Protective's internal auditors and the independent accountants the overall scope and plans for their respective audits. The Committee meets with the internal auditors and independent accountants, with and without management present, to discuss the results of their examinations, their evaluations of Protective's internal controls, and the overall quality of Protective's financial reporting. The Committee also meets regularly in executive session.

        Based on the reviews and discussions referred to above and in reliance on management's representations and the independent accountants' report with respect to the financial statements, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the Securities and Exchange Commission. The Committee also appointed PricewaterhouseCoopers LLP as Protective's independent accountants for the fiscal year ending December 31, 2008.

AUDIT COMMITTEE
James S. M. French, Chairman Vanessa Leonard W. Michael Warren, Jr. Vanessa Wilson

Independent Accountant Fees and Services

        The following table shows the aggregate fees billed by PricewaterhouseCoopers LLP for 2007 and 2006 with respect to various services provided to Protective and its subsidiaries.

Type of Fees	2007	2006

	($in millions)
Audit Fees	$5.0	$4.8
Audit-Related Fees	0.6	0.3
Tax Fees	0.7	0.7
All Other Fees	0.0	0.0

Total	$6.2	$5.8

        Audit Fees. Audit Fees were for professional services rendered for the audits of our consolidated financial statements, including:

  •
  the attestation report on management's assessment of our internal control over financial reporting,
  •
  statutory audits of subsidiaries,
  •
  issuance of comfort letters and consents, and
  •
  assistance with review of documents filed with the SEC and other regulatory authorities.

        Audit-Related Fees. Audit-Related Fees were for:

  •
  assurance and related services related to employee benefit plan audits,
  •
  due diligence and accounting consultations in connection with acquisitions,
  •
  attest services that are not required by statute or regulation, and
  •
  consultations concerning financial accounting and reporting standards.

        Tax Fees. Tax Fees were for services related to:

  •
  tax compliance, including the preparation of tax returns and claims for refund,
  •
  tax planning and tax advice, including assistance with tax audits and appeals, advice related to acquisitions, tax services for employee benefit plans, and requests for rulings or technical advice from tax authorities.

        All Other Fees. All Other Fees include fees that are appropriately not included in the Audit, Audit-Related, and Tax categories.

Pre-Approval of Independent Accountant Services

        On February 28, 2008, the Audit Committee approved the engagement of PricewaterhouseCoopers LLP to render audit and non-audit services for us and our subsidiaries for the period ended March 2009. Its policy is to pre-approve, generally for a 12-month period, the audit, audit-related, tax and other services provided by the independent accountants to us and our subsidiaries. Under the pre-approval process, the Audit Committee reviews and approves specific services and categories of services and the maximum aggregate fee for each service or service category. Performance of any additional services or categories of services, or of services that would result in fees in excess of the established maximum, requires the separate pre-approval of the Audit Committee or one of its members who has been delegated pre-approval authority. The Audit Committee or its Chairman pre-approved all Audit, Audit-Related, Tax and Other services performed for us by PricewaterhouseCoopers LLP with respect to fiscal year 2007.

        In evaluating the selection of PricewaterhouseCoopers LLP as principal independent accountants for us and our subsidiaries, the Audit Committee considered whether the provision of the non-audit services described above is compatible with maintaining the independent accountants' independence. The Audit Committee determined that such services have not affected PricewaterhouseCoopers LLP's independence. The Audit Committee also reviewed the non-audit services performed in 2007 and determined that those services were consistent with our policy. In addition, the Audit Committee considered the non-audit professional services that PricewaterhouseCoopers LLP will likely be asked to provide for us during 2008, and the effect which performing such services might have on audit independence.

GENERAL INFORMATION

        Electronic Delivery of Proxy Materials. We strongly encourage you to elect to receive future proxy materials electronically in order to conserve natural resources and help us reduce printing costs and postage fees. With electronic delivery, if you are a share owner of record, you will be notified as soon as the proxy materials are available on the Internet. To sign up for electronic delivery, please follow the instructions on your proxy card to vote using the Internet and, when prompted, indicate that you agree to receive or access share owner communications electronically in future years.

        If you hold your shares in a brokerage account, you may also have the opportunity to receive proxy materials electronically. Please follow your broker's instructions.

        Householding. We have adopted the SEC-approved procedure of householding. Under this procedure, share owners who have the same address and last name and do not participate in electronic delivery will receive only 1 copy of our proxy materials, unless 1 or more of these share owners notifies us that they wish to continue receiving individual copies. Share owners who participate in householding will continue to receive separate proxy cards. This procedure will reduce our printing costs and postage fees.

        If you wish to continue to receive multiple copies of the proxy materials at the same address, you may request multiple copies by notifying us in writing or by telephone at: Investor Relations, Protective Life Corporation, P.O. Box 2606, Birmingham, Alabama 35202, Telephone (205) 268-3573, Fax (205) 268-5547. You may revoke your consent to householding by notifying us at least 30 days before the mailing of proxy materials in March of each year. If you share an address with another share owner and currently are receiving multiple copies of the proxy materials, you may request householding by notifying us at the address or telephone number given above.

        Form 10-K Reports Available. Our Annual Report on Form 10-K is electronically available on our website (www.protective.com) and on the SEC's website (www.sec.gov). You may receive a printed copy of this document, without charge, by mailing a request to: Investor Relations, Protective Life Corporation, P.O. Box 2606, Birmingham, Alabama 35202, Telephone (205) 268-3573, Fax (205) 268-5547.

        Incorporation by Reference. In our SEC filings, information is sometimes "incorporated by reference." This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As SEC regulations provide, the "Audit Committee Report" and the "Compensation Committee Report" contained in this proxy statement specifically are not incorporated by reference into any other SEC filings. In addition, this proxy statement contains several website addresses. These website addresses are intended to provide inactive, textual references only. The information on those websites is not part of this proxy statement.

        Share Owner Proposals and Nominations for 2009 Annual Meeting. If a share owner wishes to have a qualified proposal considered for inclusion in next year's proxy statement, the share owner must submit the proposal in writing to our Secretary at our principal executive office so that we receive it by November 27, 2008.

        In addition, any share owner who intends to submit a proposal for consideration at our 2009 annual meeting, but not for inclusion in our proxy statement, or who intends to submit a nominee for election as a director at the meeting must notify our Secretary in writing. Under our Bylaws, the notice must be received at our principal executive office no earlier than February 5, 2009 and no later than March 7, 2009, and must satisfy specified requirements. You may receive a printed copy of our Bylaws by mailing a request to Protective Life Corporation, Corporate Secretary's Office, P.O. Box 2606, Birmingham, Alabama 35202.

        These advance notice provisions are in addition to, and separate from, the requirements that a share owner must meet in order to have a proposal included in the proxy statement under SEC rules.

(This page has been left blank intentionally.)

PROTECTIVE LIFE CORPORATION
LONG-TERM INCENTIVE PLAN
(As Amended and Restated as of May 5, 2008)

        1.    Purpose.    The purpose of the Protective Life Corporation Long-Term Incentive Plan is to further the long-term growth in profitability of Protective Life Corporation by offering long-term incentives to those key executives, officers and employees who will be largely responsible for such growth.

        2.    Definitions.

        "Award" shall mean any grant or award under the Plan.

        "Award Period" shall mean the period of calendar years fixed by the Committee with respect to all Performance Share Awards with the same Date of Grant (but no more than five years) commencing with each Date of Grant, except that the Award Period for a recently hired employee may be for such lesser period as determined by the Committee.

        "Board" shall mean the Board of Directors of the Company.

        "Cause" shall mean (i) the willful failure by the Participant to perform substantially the Participant's duties as an employee of the Company (other than due to physical or mental illness) after reasonable notice to the Participant of such failure, (ii) the Participant's engaging in serious misconduct that is injurious to the Company or any Subsidiary, (iii) the Participant's having been convicted of, or entered a plea of nolo contendere to, a crime that constitutes a felony, or (iv) the breach by the Participant of any written covenant or agreement not to compete with the Company or any Subsidiary.

        "Change in Control" shall mean the occurrence of any of the following events: (i) a transaction or acquisition as identified in the Company's Rights Agreement, as in effect from time to time or as most recently in effect, (ii) the consummation of any consolidation, merger or similar transaction or purchase of securities of the Company pursuant to which (x) the members of the Board immediately prior to such transaction do not, immediately after the transaction, constitute a majority of the Board of Directors of the surviving entity or (y) the stockholders of the Company immediately preceding the transaction do not, immediately after the transaction, own at least 50% of the combined voting power of the outstanding securities of the surviving entity, (iii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, including, without limitation, any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of Protective Life Insurance Company, or (iv) any other event or transaction that is declared by resolution of the Board to constitute a Change in Control for purposes of the Plan.

        "Change in Control Price" shall mean the greater of (i) the price per share of Common Stock immediately preceding any transaction resulting in a Change in Control or (ii) the highest price per share of Common Stock offered in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash), except that, in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, such price shall be the Fair Market Value on the date on which the cash out described in Section 10(a) occurs.

        "Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

        "Committee" shall mean the Compensation and Management Succession Committee of the Board (or such other committee of the Board as the Board shall designate from time to time) or any subcommittee thereof comprised of two or more directors each of whom is an "outside director" within the meaning of Section 162(m) of the Code and a "non-employee director" within the meaning of Rule 16b-3, as promulgated under Section 16 of the Exchange Act.

        "Common Stock" shall mean the common stock, par value $0.50 per share, of the Company.

        "Company" shall mean Protective Life Corporation, a Delaware corporation.

        "Date of Grant" with respect to a Performance Share Award shall mean as of January 1 of the year in which such Award is made.

        "Disability" shall mean long-term disability as defined under the terms of the Company's qualified pension plan.

        "Eligible Employee" shall mean any person (including any officer) employed by the Company or any Subsidiary.

        "Employment" shall mean continuous and regular salaried employment with the Company or a subsidiary, which shall include (unless the Committee shall otherwise determine) any period of vacation, any approved leave of absence and any salary continuation or severance pay period and, at the discretion of the Committee, may include service with any former subsidiary of the Company.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        "Executive Officer" shall mean any person who is an officer of the Company within the meaning of Rule 16a-1(f) of the Exchange Act.

        "Fair Market Value" of the Common Stock shall mean (i) with respect to Performance Shares, the average of the daily closing prices for a share of the Common Stock for the twenty trading days prior to the date of payment of Performance Shares for an Award Period or an Interim Period, as the case may be, on the Composite Tape for New York Stock Exchange – Listed Stocks, or, if the Common Stock is not listed on such Exchange, on the principal United States securities exchange registered under the Exchange Act on which the Common Stock is listed, or, if the Common Stock is not listed on any such exchange, the average of the daily closing bid quotations with respect to a share of the Common Stock for such twenty trading days on the National Association of Securities Dealers, Inc., Automated Quotations System or any system then in use or (ii) with respect to other Awards, on any date, the closing price of a share of Common Stock, as reported for such day on a national exchange, or the mean between the closing bid and asked prices for a share of Common Stock on such date, as reported on a nationally recognized system of price quotation; provided that, in the event that there are no Common Stock transactions reported on such exchange or system on such date, Fair Market Value shall mean the closing price on the immediately preceding date on which Common Stock transactions were so reported.

        "Incentive Stock Option" shall mean an Option which is intended to meet the requirements of Section 422 of the Code.

        "Interim Period" shall mean a period of calendar years chosen by the Committee commencing with any Date of Grant, which period is less than the Award Period commencing on the Date of Grant.

        "Nonstatutory Stock Option" shall mean an Option which is not intended to be an Incentive Stock Option.

        "Normal Retirement" shall mean retirement at or after the earliest age at which the Participant may retire and receive a retirement benefit without an actuarial reduction for early commencement of benefits under any defined benefit pension plan maintained by the Company or any of its Subsidiaries in which such Participant participates.

        "Option" shall mean the right to purchase the number of shares of Common Stock specified by the Committee, at a price and for the term fixed by the Committee in accordance with the Plan and subject to any other limitations and restrictions imposed by the Plan or the Committee.

        "Participant" shall mean an Eligible Employee who is selected by the Committee to receive an Award under the Plan.

        "Performance Share" shall mean the equivalent of one share of Common Stock granted under Section 6 which becomes vested and nonforfeitable upon the attainment, in whole or in part, of performance objectives determined by the Committee.

        "Plan" shall mean the Protective Life Corporation Long-Term Incentive Plan as set forth herein and as may be amended from time to time.

        "Restricted Period" shall mean the period during which a grant of Restricted Stock or Restricted Stock Units is subject to forfeiture.

        "Restricted Stock" shall mean any Award of Common Stock granted under Section 9 which becomes vested and nonforfeitable, in whole or in part, upon the satisfaction of such conditions as shall be determined by the Committee.

        "Restricted Stock Unit" shall mean any Award of a contractual right granted under Section 9 to receive Common Stock (or, at the discretion of the Committee, cash based on the Fair Market Value of the Common Stock) which becomes vested and nonforfeitable, in whole or in part, upon the satisfaction of such conditions as shall be determined by the Committee.

        "Section 162(m)" shall mean Section 162(m) of the Code.

        "Stock Appreciation Right" shall mean any Award of a contractual right granted under Section 8 to receive cash, Common Stock or a combination thereof.

        "Subsidiary" shall mean any corporation of which the Company possesses directly or indirectly fifty percent (50%) or more of the total combined voting power of all classes of stock of such corporation and any other business organization, regardless of form, in which the Company possesses directly or indirectly fifty percent (50%) or more of the total combined equity interests in such organization.

        3.    Administration of the Plan.

        The Plan shall be administered by the Committee which, subject to the provisions of the Plan, shall have the authority to select the Eligible Employees who are to participate in the Plan, to determine the Awards to be made to each Eligible Employee selected to participate in the Plan, and to determine the conditions subject to which Awards will become payable under the Plan.

        The Committee shall have full power to administer and interpret the Plan and to adopt such rules and regulations consistent with the terms of the Plan as the Committee deems necessary or advisable in order to carry out the provisions of the Plan. Except as otherwise provided in the Plan, the Committee's interpretation and construction of the Plan and its determination of any conditions applicable to Awards or the granting of Awards to specific Participants shall be conclusive and binding on all Participants.

        In connection with its determination as to the payment of Performance Shares, the Committee has full discretion to adjust performance criteria to recognize special or nonrecurring situations or circumstances for the Company or any other corporation or entity for any year.

        The Committee may employ such legal counsel, consultants and agents (including counsel or agents who are employees of the Company or a Subsidiary) as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel, consultant or agent and any computation received from any such consultant or agent. All expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid by the Company. No member or former member of the Board or the Committee shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan other than as a result of such individual's willful misconduct.

        The Plan shall be unfunded. Benefits under the Plan shall be paid from the general assets of the Company.

        4.    Maximum Amount of Shares Available for Awards.

        (a)   Maximum Number of Shares.    The maximum number of shares of Common Stock that may be issued under the Plan shall be a total of 1,000,000 shares of Common Stock plus the number of shares of Common Stock remaining available for issuance under the Plan as of May 5, 2008. Whenever shares are received by the Company in connection with the exercise of or payment for any Award granted under the Plan, the number of shares actually issued shall be counted against the foregoing limit. Notwithstanding the foregoing, but subject to the provisions of Section 4(c), in no event shall (i) the number of Performance Shares, Restricted Stock or Restricted Stock Units awarded after May 5, 2008 exceed an aggregate 750,000 Awards, and (ii) any Participant receive Awards in any calendar year for more than an aggregate of 400,000 Performance Shares, Stock Options, Stock Appreciation Rights, Restricted Stock and Restricted Stock Units.

        (b)   Shares Available for Issuance.    Shares of Common Stock may be made available from the authorized but unissued shares of the Company or from shares held in the Company's treasury and not reserved for another purpose. If any Award is payable solely in cash, no shares shall be deducted from the number of shares available for issuance under Section 4(a) by reason of such Award except in the case of the exercise of a Stock Appreciation Right granted in tandem with an Option. In addition, if any Award in respect of shares is canceled or forfeited for any reason without delivery of shares of Common Stock, the shares subject to such Award shall thereafter again be available for award pursuant to the Plan.

        (c)   Adjustment for Corporate Transactions.    If there is a change in the Common Stock as a result of a stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar event such that an adjustment is required to preserve, or to prevent enlargement of, the benefits or potential benefits made available under the Plan, then the Committee shall, in such manner as the Committee may deem equitable, adjust any or all of (i) the number and kind of shares which thereafter may be awarded or optioned and sold or made the subject of Awards under the Plan, (ii) the number and kinds of shares subject to outstanding Options and other Awards and (iii) the grant, exercise, base or conversion price with respect to any of the foregoing; provided that the number of shares subject to any Option or other Award shall always be a whole number. The Committee may also make provisions for a cash payment to a Participant or a person who has an outstanding Option or other Award.

        5.    Participation.    Participants in the Plan shall be selected by the Committee from those Eligible Employees who, in the judgment of the Committee, have a substantial opportunity to influence the long-term profitability of the Company.

        6.    Performance Shares.

        (a)   Performance Share Awards.

                (1)  After appropriate approval of the Plan, and thereafter from time to time, the Committee shall select Eligible Employees to receive Performance Share Awards in any year as of the Date of Grant. Any Eligible Employee may be granted more than one Performance Share Award under the Plan, but no Eligible Employee may earn, in the aggregate, more than 50% of the Performance Shares which are the subject of the Plan. An Award of Performance Shares hereunder shall not be made unless such Award is in compliance with all applicable law.

                (2)  No Participant shall be entitled to receive any dividends or dividend equivalents on Performance Shares; with respect to any Performance Shares, no Participant shall have any voting or any other rights of a Company stockholder; and no Participant shall have any interest in or right to receive any shares of Common Stock prior to the time the Committee determines the form of payment of Performance Shares pursuant to this Section 6.

                (3)  Payment of a Performance Share Award to any Participant shall be made in accordance with this Section 6 and shall be subject to such conditions for payment as the Committee may prescribe. The Committee may prescribe different conditions for different Participants. Unless the Committee otherwise determines at the time of grant of Performance Shares to an Executive Officer, the performance objectives with respect to such Award shall be related to at least one of the following criteria, which may be determined solely by reference to the performance of the Company or a division or subsidiary or based on comparative performance relative to other companies: (i) total shareholder return, (ii) stock price appreciation, (iii) income per share, (iv) return on equity, assets or invested capital, (v) operating earnings, net income, operating income or economic value added, (vi) sales, assets or revenues, or growth in sales, assets or revenues, (vii) efficiency or expense management (such as unit cost), or (viii) such other reasonable criteria as the Committee may determine; provided that to the extent the Committee determines that it is necessary to qualify compensation under Section 162(m), the performance criteria shall be based on one or more of the criteria listed in (i) through (vii) above. The Committee may prescribe conditions such that payment of an Award may be made with respect to a number of shares of Common Stock that is greater than the number of Performance Shares awarded. Except to the extent otherwise expressly provided herein, the Committee may, at any time and from time to time, change the performance objectives applicable with respect to any Performance Shares to reflect such factors, including, without limitation, changes in a Participant's duties or responsibilities or changes in business objectives (e.g., from corporate to subsidiary or division performance or vice versa), as the Committee shall deem necessary or appropriate. In making any such adjustment, the Committee shall adjust the number of Performance Shares or take other appropriate actions to prevent any enlargement or diminution of the Participant's rights related to service rendered and performance attained prior to the effective date of such adjustment.

                (4)  Each Performance Share Award shall be made in writing and shall set forth the terms and conditions set by the Committee for payment of such Award including, without limitation, the length of the Award Period and whether there will be an Interim Period with respect to the Award and, if so, the length of the Interim Period.

        (b)   Payment of Performance Share Awards.    Each Participant who is granted a Performance Share Award shall be entitled to payment of the Award as of the close of the Award Period applicable to such Award, but only if and after the Committee has determined that the conditions for payment of the Award set by the Committee have been satisfied. At the time of grant of each Performance Share Award, the Committee shall decide whether there will be an Interim Period. If the Committee determines that there shall be an Interim Period for the Award to any Participant, each such Participant granted a Performance Share Award with an Interim Period shall be entitled to partial payment on account thereof as of the close of the Interim Period, but only if and after the Committee has determined that the conditions for partial payment of the Award set by the Committee have been satisfied. Performance Shares paid to a Participant for an Interim Period may be retained by the Participant and shall not be repaid to the Company, notwithstanding that based on the conditions set for payment at the end of the Award Period such Participant would not have been entitled to payment of some or any of the Award. Any Performance Shares paid to a Participant for the Interim Period during an Award Period shall be deducted from the Performance Shares to which such Participant is entitled at the end of the Award Period.

        Unless otherwise directed by the Committee, payment of Performance Share Awards shall be made, as promptly as possible, by the Company after the determination by the Committee that payment has been earned. Unless otherwise directed by the Committee, all payments of Performance Share Awards to Participants shall be made partly in shares of Common Stock and partly in cash, with the cash portion being approximately equal to the amount of federal, state, and local taxes which the Participant's employer is required to withhold on account of such payment. The Committee, in its discretion, may provide for payment of cash and distribution of shares of Common Stock in such other proportions as the Committee deems appropriate, except and provided that the Committee must pay in cash an amount equal to the federal, state, and local taxes which the Participant's employer is required to withhold on account of such payment. There shall be deducted from the cash portion of all Performance Share Award payments all taxes to be withheld with respect to such Awards.

        For payment of each Performance Share Award, the number of shares of Common Stock to be distributed to the Participant shall equal the Fair Market Value of the total Performance Shares determined by the Committee to have been earned by the Participant less the portion of the Award that was paid in cash, divided by the Fair Market Value of a Performance Share.

        (c)   Death or Disability.    If, prior to the close of an Award Period, a Participant's Employment terminates by reason of death or Disability, payment of the Participant's outstanding Performance Share Awards shall be made as promptly as possible after death or the date of the determination of Disability, and the number of Performance Shares for each Award to be paid shall be computed by (i) determining the number of Performance Shares that would have been paid if the subject Award Period had ended on the December 31 immediately preceding the date of death or the date of determination of Disability (based on the conditions set by the Committee for payment of Performance Share Awards for the subject Award Period); (ii) multiplying the number determined pursuant to clause (i) by a fraction, the numerator of which is the number of months during the subject Award Period that the

Participant was an active Eligible Employee, and the denominator of which is the number of months in the Award Period; and (iii) reducing the resulting product by any Performance Shares for which payment has been made with respect to any Interim Period during such Award Period. For purposes of this Section 6(c), the Fair Market Value of the Common Stock shall be based on the twenty trading days immediately preceding the date of death or the date of the determination of Disability. Except as provided in Section 6(g), payments for Awards awarded in the year Employment terminates by reason of death or Disability shall be paid at the same percentage as an Award awarded in the year immediately preceding the year of death or Disability.

        (d)   Retirement Prior to Close of Award Period.    Unless otherwise determined by the Committee, if, prior to the close of an Award Period, a Participant's Employment terminates by reason of retirement on or after the Participant's Normal Retirement date or prior to the Participant's Normal Retirement date if such retirement was at the request or with the consent of the Participant's employer, payment of the Participant's outstanding Performance Share Awards will be made as promptly as possible after such retirement and such payment shall be computed in the same manner as in Section 6(c), using the effective date of retirement in place of the date of death or the date of determination of Disability.

        (e)   Termination Under Certain Circumstances.    If, before the end of an Award Period, a Participant's Employment terminates by reason of (i) the divestiture by the Company of one or more of its business segments or a significant portion of the assets of a business segment, or (ii) a significant reduction by the Company in its salaried work force, the determination of whether such Participant shall receive payment of the Participant's outstanding Performance Share Awards shall be within the exclusive discretion of the Committee. Payment, if any, of Performance Share Awards to such Participant shall be made as promptly as possible after one of the events described in the preceding sentence of this Section 6(e) occurs and the amount of such payment shall be computed in the same manner as in Section 6(c), using the effective date that such event occurs in place of the date of death or the date of determination of Disability.

        (f)    Voluntary Termination or Discharge.    If, before the end of an Award Period, a Participant's Employment terminates and there is no payment due under Sections 6(c), (d), (e) or (h) or Section 10, all of such Participant's outstanding Performance Shares shall forthwith and automatically be cancelled and all rights of the former holder of such cancelled Performance Shares in respect to such cancelled Performance Shares shall forthwith terminate, unless the Committee determines otherwise (and subject to such terms and conditions as the Committee shall determine).

        (g)   Interpretation.    Any Plan provision to the contrary notwithstanding, if any Award of Performance Shares is intended, at the time of grant, to be "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code, to the extent required to so qualify any Award hereunder, (i) the Committee shall not be entitled to exercise any discretion otherwise authorized under the Plan with respect to such Award if the ability to exercise such discretion (as opposed to the exercise of such discretion) would cause such Award to fail to qualify as performance-based compensation and (ii) if an Executive Officer's Employment terminates by reason of retirement on or after the Participant's Normal Retirement date or prior to the Participant's Normal Retirement date if such retirement was at the request of the Executive Officer's employer, the payment, if any, with respect to any Performance Shares awarded since the December 31 immediately preceding the date of termination of Employment shall be made as promptly as possible after the end of the year in which such termination occurs, and the number of Performance Shares to be paid shall be equal to that percentage, if any, of such Award that would have been earned if, based on the conditions set by the Committee for payment of Awards for the subject Award Period, the subject Award Period had ended as of December 31 of the year in which the termination occurred, times a fraction, the numerator of which is the number of months during the subject Award Period that the Participant was an active Eligible Employee, and the denominator of which is the number of months in the Award Period.

        (h)   Payment Upon Plan Termination.    Payment of all Performance Share Awards outstanding at the date of termination of the Plan shall be made as promptly as possible after such date and payment of each such Award shall be computed in the same manner as in Section 6(c), using the effective date of the termination of the Plan in place of the date of death or the date of determination of Disability.

        7.    Stock Options.

        (a)   Grant.    Subject to the provisions of the Plan, the Committee shall have the authority to grant Options to an Eligible Employee and to determine (i) the number of shares to be covered by each Option, (ii) the exercise price therefor and (iii) the conditions and limitations applicable to the exercise of the Option. The Committee shall have the authority to grant Incentive Stock Options and Nonstatutory Stock Options; provided that Incentive Stock Options may not be granted to any Participant who is not an employee of the Company or one of its Subsidiaries at the time of grant. Options shall not be exercisable after the expiration of ten years from the date of grant. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with Section 422 of the Code.

        (b)   Option Price.    The Committee shall establish the exercise price at the time each Option is granted, which price shall not be less than 100% of the Fair Market Value of the Common Stock at the date of grant.

        (c)   Exercise.    Each Option may be exercised at such times and subject to such terms and conditions as the Committee may specify in the applicable Award or thereafter; provided, however, that if the Committee does not establish a different exercise schedule at or after the date of grant of an Option, such Option shall become exercisable in three (3) equal installments on each of the first three anniversaries of the date the Option is granted. The Committee may impose such conditions with respect to the exercise of Options as it shall deem appropriate, including, without limitation, any conditions relating to the application of federal or state securities laws. No shares of Common Stock shall be delivered pursuant to any exercise of an Option unless arrangements satisfactory to the Committee have been made to assure full payment of the option price therefor. Without limiting the generality of the foregoing, payment of the option price may be made in cash or its equivalent or, if and to the extent permitted by the Committee, by exchanging shares of Common Stock owned by the optionee (which are not the subject of any pledge or other security interest), or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Common Stock so tendered to the Company, valued as of the date of such tender, is at least equal to such option price. The Committee may permit a Participant to elect to pay the exercise price upon the exercise of an Option by authorizing a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon the exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise.

        (d)   Termination of Employment.    Unless the Committee shall otherwise determine at or after the date of grant (and subject to such terms and conditions as the Committee may determine), an Option shall be exercisable following the termination of a Participant's Employment only to the extent provided in this Section 7(d). If a Participant's Employment terminates due to the Participant's (i) death, (ii) Disability, (iii) retirement on or after the Participant's Normal Retirement date, or (iv) retirement prior to the Participant's Normal Retirement date if such retirement was at the request or with the consent of the Participant's employer, the Participant (or, in the event of the Participant's death or Disability during Employment or during the period during which an Option is exercisable under this sentence, the Participant's beneficiary or legal representative) may exercise any Option held by the Participant at the time of such termination, regardless of whether then exercisable, for a period of three years in the case of retirement pursuant to clause (iii) or (iv) and one year in the case of death or Disability (or such greater or lesser period as the Committee shall determine at or after the date of grant), but in no event after the date the Option otherwise expires. If a Participant's Employment is terminated for Cause (or if, after the Participant's termination of Employment, the Committee determines that the Participant's Employment could have been terminated for Cause had the Participant still been employed or has otherwise engaged in conduct that is detrimental to the interests of the Company, as determined by the Committee in its sole discretion), all Options held by the Participant shall immediately terminate, regardless of whether then exercisable. In the event of a Participant's termination of Employment for any reason not described in the preceding two sentences, the Participant (or, in the event of the Participant's death or Disability during the period during which an Option is exercisable under this sentence, the Participant's beneficiary or legal representative) may exercise any Option which was exercisable at the time of such termination for 90 days (or such greater or lesser number or Stock Appreciation Rights or such greater or lesser period as the Committee shall specify at or after the date of grant, and subject to such terms and conditions as the Committee may determine) following the date of such termination, but in no event after the date the Option otherwise expires.

        8.    Stock Appreciation Rights.

        (a)   Grant of Stock Appreciation Rights.    Subject to the provisions of the Plan, the Committee may grant Stock Appreciation Rights in tandem with an Option, in addition to an Option, or freestanding and unrelated to an Option. Stock Appreciation Rights granted in tandem with or in addition to an Option may be granted either at the same time the Option is granted or at a later time. Stock Appreciation Rights shall not be exercisable after the expiration of ten years from the date of grant and shall have a base price determined in the same manner as, and subject to the same conditions as apply with respect to, a Nonstatutory Stock Option under Section 7(b).

        (b)   Exercise of Stock Appreciation Rights.    A Stock Appreciation Right shall entitle the Participant to receive from the Company an amount equal to the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the Stock Appreciation Right over the base price thereof. The Committee shall determine the time or times at which or the event or events (including, without limitation, a Change in Control) upon which a Stock Appreciation Right may be exercised in whole or in part, the method of exercise and whether such Stock Appreciation Right shall be settled in cash, shares of Common Stock or a combination of cash and shares of Common Stock; provided, however, that unless otherwise specified by the Committee at or after the date of grant, a Stock Appreciation Right granted in tandem with an Option shall be exercisable only at the same time or times as the related Option is exercisable. Unless the Committee shall establish a different exercise schedule at or after the date of grant, each Stock Appreciation Right shall become exercisable in three (3) equal installments on each of the first three anniversaries of the date of grant.

        (c)   Termination of Employment.    Unless the Committee shall otherwise determine at or after the date of grant, a Stock Appreciation Right shall be exercisable following the termination of a Participant's Employment only to the extent provided in this Section 8(c). If a Participant's Employment terminates due to the Participant's (i) death, (ii) Disability, (iii) retirement on or after the Participant's Normal Retirement date, or (iv) retirement prior to the Participant's Normal Retirement date if such retirement was at the request or with the consent of the Participant's employer, the Participant (or, in the event of the Participant's death or Disability during Employment or during the period during which a Stock Appreciation Right is exercisable under this sentence, the Participant's beneficiary or legal representative) may exercise any Stock Appreciation Right held by the Participant at the time of such termination, regardless of whether then exercisable, for a period of three years in the case of retirement pursuant to clause (iii) or (iv) and one year in the case of death or Disability (or such greater or lesser period as the Committee shall determine at or after the date of grant), but in no event after the date the Stock Appreciation Right otherwise expires. If a Participant's Employment is terminated for Cause (or if, after the Participant's termination of Employment, the Committee determines that the Participant's Employment could have been terminated for Cause had the Participant still been employed or has otherwise engaged in conduct that is detrimental to the interests of the Company, as determined by the Committee in its sole discretion), all Stock Appreciation Rights held by the Participant shall immediately terminate, regardless of whether then exercisable. In the event of a Participant's termination of Employment for any reason not described in the preceding two sentences, the Participant (or, in the event of the Participant's death or Disability during the period during which a Stock Appreciation Right is exercisable under this sentence, the Participant's beneficiary or legal representative) may exercise any Stock Appreciation Right which was exercisable at the time of such termination for 90 days (or such greater or lesser number of Stock Appreciation Rights or such greater or lesser period as the Committee shall specify at or after the date of grant of such Stock Appreciation Right, and subject to such terms and conditions as the Committee may determine) following the date of such termination, but in no event after the date the Stock Appreciation Right otherwise expires.

        9.    Restricted Stock and Restricted Stock Units.

        (a)   Grant of Restricted Stock or Restricted Stock Units.    Subject to the provisions of the Plan, the Committee may grant Awards of Restricted Stock or Restricted Stock Units to Participants at such times and in such amounts, and subject to such other terms and conditions not inconsistent with the Plan, as it shall determine. Each grant of Restricted Stock or Restricted Stock Units shall be evidenced by an Award Agreement. Unless the Committee provides otherwise at or after the date of grant, stock certificates evidencing any shares of Restricted Stock so granted shall be held in the custody of the Secretary of the Company until the Restricted Period lapses, and, as a condition to the grant of any Award of shares of Restricted Stock, the Participant shall have delivered to the Secretary of the Company a certificate, endorsed in blank, relating to the shares of Common Stock covered by such Award.

        (b)   Termination of Employment.    Unless the Committee otherwise determines at or after the date of grant, the rights of a Participant with respect to an award of Restricted Stock or Restricted Stock Units outstanding at the time of the Participant's termination of Employment shall be determined under this Section 9(b). If a Participant's Employment terminates due to the Participant's (i) death, (ii) Disability, (iii) retirement on or after the Participant's Normal Retirement date, or (iv) retirement prior to the Participant's Normal Retirement date if such retirement was at the request or with the consent of the Participant's employer, any restrictions on an Award of Restricted Stock or Restricted Stock Units shall lapse. Unless the Committee otherwise determines, any portion of any Restricted Stock or Restricted Stock Unit Award as to which the Restricted Period has not lapsed at the date of a Participant's termination of Employment for any reason not described in the preceding sentence shall be forfeited as of such date.

        (c)   Delivery of Shares.    Upon the expiration or termination of the Restricted Period and the satisfaction (as determined by the Committee) of any other conditions determined by the Committee, the restrictions applicable to the Restricted Stock or Restricted Stock Units shall lapse and a stock certificate for the number of shares of Common Stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, except any that may be imposed by law, to the Participant or the Participant's beneficiary or estate, as the case may be. No payment will be required to be made by the Participant upon the delivery of such shares of Common Stock, except as otherwise provided in Section 11(a). Payment for Restricted Stock shall be made by the Company in shares of Common Stock. Payment for Restricted Stock Units shall be made by the Company in shares of Common Stock, cash or in any combination thereof, as determined by the Committee.

        (d)   Restricted Period; Restrictions on Transferability during Restricted Period.    Unless otherwise determined by the Committee at or after the date of grant, the Restricted Period applicable to any Award of Restricted Stock or Restricted Stock Units shall lapse, and the shares of Common Stock related to such Award shall become freely transferable, as to an equal amount of shares of Restricted Stock or Restricted Stock Units on each of the first five (5) anniversaries of the date of grant. Restricted Stock or Restricted Stock Units may not be sold, assigned, pledged or otherwise encumbered, except as herein provided, during the Restricted Period. Any certificates issued in respect of Restricted Stock shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period with respect to any award of Restricted Stock, unless otherwise forfeited, the Company shall deliver such certificates to the Participant or to the Participant's legal representative. At or after the date of grant, the Committee may accelerate the vesting of any Award of Restricted Stock or Restricted Stock Units or waive any conditions to the vesting of any such Award.

        (e)   Rights as a Stockholder; Dividend Equivalents.    Unless otherwise determined by the Committee at or after the date of grant, Participants granted shares of Restricted Stock shall be entitled to receive, either currently or at a future date, as specified by the Committee, all dividends and other distributions paid with respect to such shares, provided that if any such dividends or distributions are paid in shares of Common Stock or other property (other than cash), such shares and other property shall be subject to the same forfeiture restrictions and restrictions on transferability as apply to the shares of Restricted Stock with respect to which they were paid. The Committee will determine whether and to what extent to credit to the account of, or to pay currently to, each recipient of Restricted Stock Units, an amount equal to any dividends paid by the Company during the Restricted Period with respect to the corresponding number of shares of Common Stock ("Dividend Equivalents"). To the extent provided by the Committee at or after the date of grant, any Dividend Equivalents with respect to cash dividends on the Common Stock credited to a Participant's account shall be deemed to have been invested in shares of Common Stock on the record date established for the related dividend and, accordingly, a number of additional Restricted Stock Units shall be credited to such Participant's account equal to the greatest whole number which may be obtained by dividing (x) the value of such Dividend Equivalent on the record date by (y) the Fair Market Value of a share of Common Stock on such date.

        10.    Change in Control.

        (a)   Accelerated Vesting and Payment.    Subject to the provisions of Section 10(b), in the event of a Change in Control, each Option and Stock Appreciation Right shall promptly be canceled in exchange for a payment in shares of Common Stock or in cash (at the discretion of the Committee) of an amount equal to the excess of the Fair Market Value of a share of Common Stock over the exercise price for such Option or the base price for such Stock Appreciation Right, whichever is applicable; and the Restricted Period applicable to all shares of Restricted Stock or Restricted Stock Units shall expire and all such shares shall become nonforfeitable and immediately transferable.

        (b)   Alternative Awards.    Notwithstanding the provisions of Section 10(a), no cancellation, acceleration of exercisability, vesting, issuance of shares, cash settlement or other payment shall occur with respect to any Award or any class of Awards if the Committee reasonably determines in good faith prior to the occurrence of a Change in Control that such Award or class of Awards shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted award hereinafter called an "Alternative Award") by a Participant's employer (or the parent or a subsidiary of such employer) immediately following the Change in Control, provided that any such Alternative Award must:

      (i) be based on stock which is traded on an established securities market, or which will be so traded within 60 days following the Change in Control;

      (ii) provide such Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or better than the rights and entitlements applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment;

      (iii) have substantially equivalent economic value to such Award (determined by the Committee as constituted immediately prior to the Change in Control, in its sole discretion, promptly after the Change in Control); and

      (iv) have terms and conditions which provide that if the Participant's employment is involuntarily terminated or constructively terminated (other than for Cause) upon or following such Change in Control, any conditions on a Participant's rights under, or any restrictions on transfer or exercisability applicable to, each such Alternative Award shall be waived or shall lapse, as the case may be.

        For this purpose, a constructive termination shall mean a termination of employment by a Participant following a material reduction in the Participant's compensation, a material reduction in the Participant's responsibilities or the relocation of the Participant's principal place of employment to another location a material distance farther away from the Participant's home, in each case, without the Participant's prior written consent.

        (c)   In the event of a Change in Control, each Participant shall be deemed to have earned Performance Shares with respect to each of the Participant's Performance Share Awards outstanding at the date of such Change in Control. The number of Performance Shares so earned for each Award shall be computed by determining the number of Performance Shares that would have been paid if the subject Award Period had ended on the December 31 immediately preceding the Change in Control (based on the conditions set by the Committee for payment of Performance Share Awards for the subject Award Period), provided that in no event shall the number of Performance Shares earned be less than the aggregate number of Performance Shares at the target performance level (as identified in the applicable Award letter) with respect to such Award. Performance Share Awards granted in the year of the Change in Control shall be earned at the same percentage as Awards granted in the year preceding the year of the Change in Control. Each Performance Share so earned shall, in the discretion of the Committee, either (1) be paid in shares of Common Stock or (2) be canceled in exchange for an immediate payment in cash of an amount based upon the Change in Control Price.

        11.    General Provisions.

        (a)    Withholding.    The Company shall have the right to deduct from all amounts paid to a Participant in cash (whether under the Plan or otherwise) any taxes required by law to be withheld in respect of Awards under the Plan. In the case of any Award satisfied in the form of Common Stock, no shares shall be issued unless and until arrangements satisfactory to the Committee shall have been made to satisfy any withholding tax obligations applicable with respect to such Award. Without limiting the generality of the foregoing and subject to such terms and conditions as the Committee may impose, the Company shall have the right to retain, or the Committee may, subject to such terms and conditions as it may establish from time to time, permit Participants to elect to tender, Common Stock (including Common Stock issuable pursuant to an Award) to satisfy, in whole or in part, the amount required to be withheld.

        (b)   Awards.    Each Award hereunder shall be evidenced in writing. The written agreement shall be delivered to the Participant and shall incorporate the terms of the Plan by reference and specify the terms and conditions thereof and any rules applicable thereto.

        (c)   Cancellation of Performance Shares.    The Committee may cancel Performance Shares granted to a Participant, provided the Participant has consented thereto in writing. In the event of any such cancellation, all rights of the former holder of such cancelled Performance Shares in respect to such cancelled Performance Shares shall immediately terminate.

        (d)   No Assignment of Interest.    Unless the Committee shall permit (on such terms and conditions as it shall establish) an Award to be transferred to a member of the Participant's immediate family or to a trust or similar arrangement for the benefit of such immediate family members (collectively, the "Permitted Transferees"), an Award or interest of any Participant in the Plan shall not be assignable, either by voluntary assignment or by operation of law, and any assignment of such interest, whether voluntary or by operation of law, shall render the Award void, except that cash or shares of Common Stock payable under the Plan shall be transferable by testamentary will or by the laws of descent and distribution. All shares of Common Stock paid pursuant to the Plan are to be taken subject to an investment representation by the Participant or other recipient that any such shares are acquired for investment and not with a view to distribution and that such shares shall not be transferred or sold until registered in compliance with the Securities Act of 1933 or unless an exemption therefrom is available in the opinion of the General Counsel for the Company. All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during the Participant's lifetime only by such Participant, or, if applicable, the Permitted Transferees.

        (e)   Designation of Beneficiary.    Each Participant may designate a beneficiary or beneficiaries (which beneficiary may be an entity other than a natural person) to receive any payments which may be made following the Participant's death. Such designation may be changed or canceled at any time without the consent of any such beneficiary. Any such designation, change or cancellation must be made in a form or manner approved by the Committee and shall not be effective until received by the Committee. If no beneficiary has been named, or the designated beneficiary or beneficiaries shall have predeceased the Participant, the beneficiary shall be the Participant's spouse or, if no spouse survives the Participant, the Participant's estate. If a Participant designates more than one beneficiary, the rights of such beneficiaries shall be payable in equal shares, unless the Participant has designated otherwise.

        (f)    Employment Rights.    An Award made under the Plan shall not confer any right on the Participant to continue in the employ of the Company or any subsidiary or limit in any way the right of the Participant's employer to terminate his or her employment at any time.

        (g)   Expenses.    The expenses of administering the Plan shall be borne by the Company.

        (h)   No Rights to Awards, No Shareholder Rights.    No Participant or Eligible Employee shall have any claim to be granted any Award under the Plan, and there is no obligation of uniformity of treatment of Participants and Eligible Employees. Subject to the provisions of the Plan and the applicable Award, no person shall have any rights as a shareholder with respect to any shares of Common Stock to be issued under the Plan prior to the issuance thereof.

        (i)    Construction of the Plan.    The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Delaware.

        (j)    Legend.    To the extent any stock certificate is issued to a Participant in respect of shares of Restricted Stock awarded under the Plan prior to the expiration of the applicable Restricted Period, such certificate shall be registered in the name of the Participant and shall bear the following (or similar) legend:

      "The shares of stock represented by this certificate are subject to the terms and conditions contained in the Protective Life Corporation Long-Term Incentive Plan and the Award Agreement, dated as of                         , between the Company and the Participant, and may not be sold, pledged, transferred, assigned, hypothecated or otherwise encumbered in any manner (except as provided in the Plan or in such Award Agreement) until                         ."

Upon the lapse of the Restricted Period with respect to any such shares of Restricted Stock, the Company shall issue or have issued new share certificates without the legend described herein in exchange for those previously issued.

        (k)   Effective Date.    The Plan is a continuation of the Company's 1997 Long-Term Incentive Compensation Plan and its Long-Term Incentive Plan as in effect prior to the date hereof. The Plan, as amended and restated herein, shall be effective on the date the Plan is approved by shareholders. No Awards may be granted under the Plan after December 31, 2017.

        (l)    Amendment of Plan.    The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without shareholder approval if such amendment would

      (i) increase the number of shares of Common Stock subject to the Plan, except pursuant to Section 4(c);

      (ii) change the exercise price at which Options may be granted, or the base price at which Stock Appreciation Rights may be granted;

      (iii) change the definition of Performance Share; or

      (iv) remove the administration of the Plan from the Committee.

Without the written consent of an affected Participant, no termination, suspension or modification of the Plan shall adversely affect any right of such Participant under the terms of an Award granted before the date of such termination, suspension or modification.

        (m)  Amendment, Cancellation and Buyout of Awards.    The Committee shall have the authority to amend any Award to include any provision which, at the time of such amendment, is authorized under the terms of the Plan; provided, however, that (i) no outstanding Award may be revoked or altered in a manner unfavorable to the Participant without the written consent of the Participant, (ii) no outstanding Option may be altered in a manner that reduces the exercise price (except as provided in Section 4(c)), and (iii) no outstanding Stock Appreciation Right may be altered in a manner that reduces the base price (except as provided in Section 4(c)). The Committee may not (i) provide for the cancellation of an Option or Stock Appreciation Right and replacement of such Award with another Award, or (ii) provide for the buyout or purchase of an outstanding Option or Stock Appreciation Right with an exercise price or base price that is then greater than the Fair Market Value of a share of Common Stock.

        (n)   Application of Proceeds.    The proceeds received by the Company from the sale of its shares under the Plan will be used for general corporate purposes.

        (o)   Compliance with Legal and Exchange Requirements.    The Plan, the grant and exercise of Awards hereunder, and the other obligations of the Company under the Plan, shall be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may (i) postpone the exercise of Awards, the issuance or delivery of Common Stock under any Award or any other action under the Plan to permit the Company, with reasonable diligence, to complete such stock exchange listing or registration or qualification of such Common Stock or other required action under any federal or state law, rule, or regulation, (ii) require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Common Stock in compliance with applicable laws, rules, and regulations, and (iii) pay the Participant, in lieu of shares of Common Stock, cash in an amount based upon the Fair Market Value of a share of Common Stock as of the date shares of Common Stock would otherwise be issuable with respect to an Award. The Company shall not be obligated to recognize the exercise of any Award or to otherwise sell or issue Common Stock in violation of any such laws, rules, and regulations. Any postponement of the exercise or settlement of any Award under this Section 11(o) shall not extend the term of such Award, and the Company, its officers and employees, the Board and the Committee shall have no obligation or liability to a Participant with respect to any Award (or Common Stock issuable thereunder) because of any actions taken pursuant to the provisions of this Section 11(o).

        (p)   Gender and Number.    Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

        IN WITNESS WHEREOF, the Company has executed this document as of March 3, 2008.

PROTECTIVE LIFE CORPORATION
by:	/s/ John D. Johns John D. Johns Chairman of the Board, President and Chief Executive Officer

PROTECTIVE LIFE CORPORATION ATTN: INVENTORY SUPPLY ROOM 2801 HIGHWAY 280 SOUTH BIRMINGHAM, AL 35223	VOTE BY INTERNET—www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Protective Life Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Protective Life Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: PRTLF1 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PROTECTIVE LIFE CORPORATION	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
THE DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1, 2 AND 3	☐	☐	☐
Vote On Directors

1.	To elect, as Directors of Protective Life Corporation, the nominees listed below.
	01) James S. M. French	07) Malcolm Portera
	02) Thomas L. Hamby	08) C. Dowd Ritter
	03) John D. Johns	09) William A. Terry
	04) Vanessa Leonard	10) W. Michael Warren, Jr.
	05) Charles D. McCrary	11) Vanessa Wilson
06) John J. McMahon, Jr.
Vote On Proposals			For	Against	Abstain

2.	Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants.		☐	☐	☐
3.	Proposal to approve the Company's Long-Term Incentive Plan.		☐	☐	☐
4.	In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned share owner(s). If no direction is made, this proxy will be voted FOR items 1, 2 and 3. If any other matters properly come before the meeting, the person named in this proxy will vote in their discretion.
For comments, please check this box and write them on the back where indicated. ☐
	/		/

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The 2008 Notice and Proxy Statement and 2007 Annual Report are available at www.proxyvote.com.

PROTECTIVE LIFE CORPORATION

Annual Meeting of Share Owners—May 5, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned share owner(s) of Protective Life Corporation, a Delaware corporation, hereby acknowledge(s) receipt of the Proxy Statement dated March 31, 2008, and hereby appoint(s) JOHN D. JOHNS and DEBORAH J. LONG, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Share Owners of Protective Life Corporation, to be held May 5, 2008 at 10:00 A.M., Central Time, at Protective Life Corporation, 2801 Highway 280 South, Birmingham, AL 35223, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on all matters set forth on the reverse side and as further described in the Proxy Statement for such meeting.

Comments:

(If you noted any Comments above, please mark corresponding box on the reverse side.)

PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

(Continued, and to be signed and dated, on the reverse side.)

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IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS
TABLE OF CONTENTS
PROXY STATEMENT
ABOUT THE ANNUAL MEETING
PROPOSALS REQUIRING YOUR VOTE
Proposal 1: Election of Directors
Proposal 2: Ratification of Appointment of Independent Accountants
Proposal 3: Approval of Long-Term Incentive Plan
BOARD STRUCTURE AND CORPORATE GOVERNANCE
Board Composition, Qualifications and Nominations
Corporate Governance
Compensation Committee Interlocks and Insider Participation
Director Independence
Related Party Transactions
SECURITY OWNERSHIP
Section 16(a) Beneficial Ownership Reporting Compliance
EXECUTIVE COMPENSATION
Compensation Summary
Grants of Plan-Based Awards
Outstanding Equity Awards
SAR Exercises and Earned Performance Shares
Post-Employment Benefits
Nonqualified Deferred Compensation
Potential Payments upon Change of Control
Director Compensation
Compensation Committee Report
AUDIT–RELATED MATTERS
Independent Accountant Fees and Services
Pre-Approval of Independent Accountant Services
GENERAL INFORMATION
PROTECTIVE LIFE CORPORATION LONG-TERM INCENTIVE PLAN (As Amended and Restated as of May 5, 2008)